Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT (this “Agreement”), dated as of May 21, 2010 is by and among Taylor Capital Group, Inc., a Delaware corporation (the “Company”), each of the investors listed on the Schedule of Preferred Buyers attached hereto (each individually, a “Preferred Buyer” and collectively, the “Preferred Buyers”) and each of the investors listed on the Schedule of Subdebt Buyers attached hereto (each individually, a “Subdebt Buyer” and collectively, the “Subdebt Buyers”; each Preferred Buyer and Subdebt Buyer being referred to individually as a “Buyer” and collectively, the “Buyers”). Certain of the capitalized terms used but not defined herein have the meanings assigned to them in Exhibit A (which is incorporated herein by reference).

RECITALS

A. The Company and each Buyer is executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the “1933 Act”), and Rule 506 of Regulation D (“Regulation D”) as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the 1933 Act.

B. The Company’s board of directors (the “Board”), in accordance with the Third Amended and Restated Certificate of Incorporation of the Company (the “Charter”) and applicable law, has approved the designation of a new series of convertible perpetual preferred stock of the Company as 8% Non-Cumulative Convertible Perpetual Preferred Stock, Series C (the “Preferred Shares”), which Preferred Shares shall be convertible into shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), in accordance with the terms included in the certificate of designations attached as Exhibit B (the “Series C Certificate of Designations”).

C. Each Preferred Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, that aggregate number of Preferred Shares set forth opposite such Preferred Buyer’s name in column (3) on the Schedule of Preferred Buyers (which aggregate number for all Preferred Buyers shall be 1,500,000 Preferred Shares).

D. The Preferred Shares and the shares of Common Stock issuable upon conversion of the Preferred Shares (the “Conversion Shares”) are collectively referred to herein as the “Preferred Securities.”

E. Each Subdebt Buyer wishes to purchase, and the Company wishes to sell, upon the terms and conditions stated in this Agreement, 8% subordinated notes due 2020 in the form attached as Exhibit C, in an original aggregate principal amount of $37,500,000 (the “Notes”), and upon issuance of the Notes, each Person who purchases any Notes will receive a detachable warrant in the form attached as Exhibit D (each, a “Warrant” and, together, the “Warrants”), to acquire 25 shares of Common Stock for each $1,000 in principal amount of the Notes purchased by such Buyer (such shares of Common Stock issuable upon exercise of the Warrants being referred to as the “Warrant Shares”; the Notes, the Warrants and the Warrant Shares being referred to collectively herein as, the “Subdebt Securities”; and the Preferred Securities and the Subdebt Securities being collectively referred to herein as the “Securities”).

F. On April 13, 2010, the Company commenced an offer (the “Exchange Offer”) to issue to each holder of the Company’s 8% Non-Cumulative Convertible Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”), an additional 0.5 shares of Common Stock for each share of Series A Preferred Stock held by any such holder as an inducement to convert such shares of Series A Preferred Stock into shares of Common Stock pursuant to the terms of the Series A Preferred Stock.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the Company and each Buyer hereby agree as follows:

1. PURCHASE AND SALE OF PREFERRED SHARES, NOTES AND WARRANTS.

(a) Preferred Shares, Notes and Warrants. Subject to the satisfaction (or waiver) of the conditions set forth in Section 5 below, the Company shall (i) issue and sell to each Preferred Buyer, and each Preferred Buyer severally, but not jointly, agrees to purchase from the Company, the number of Preferred Shares as is set forth opposite such Preferred Buyer’s name in column (3) on the Schedule of Preferred Buyers, and (ii) issue and sell to each Subdebt Buyer, and each Subdebt Buyer severally, but not jointly, agrees to purchase from the Company, (A) Notes in the principal amount set forth opposite such Subdebt Buyer’s name in column (3) on the Schedule of Subdebt Buyers, along with (B) the related Warrants with respect to the number of Warrant Shares set forth opposite such Buyer’s name in column (4) on the Schedule of Subdebt Buyers, all on the Closing Date (as defined below) and on the terms set forth herein.

(b) Closing. The closing of the acquisition of the Preferred Shares and the Notes and the Warrants (the “Closing”) by the Preferred Buyers and the Subdebt Buyers, respectively, shall occur at the offices of Katten Muchin Rosenman LLP, 525 West Monroe Street, Chicago, Illinois 60661. The date and time of the Closing (the “Closing Date”) shall be 10:00 a.m., Chicago time, on the third Business Day after the satisfaction (or waiver) of the conditions to the Closing set forth in Section 5 below (other than any such condition required to be satisfied at the Closing) or such other date and time as is mutually agreed to by the Company, a Majority of Preferred Holders and a Majority of Subdebt Holders (each as defined herein) not more than ten Business Days after such satisfaction (or waiver) of the conditions to the Closing. At the Closing, the Company and the Buyers shall make certain deliveries, as specified herein, and all such deliveries, regardless of chronological sequence, shall be deemed to occur contemporaneously and simultaneously on the occurrence of the last delivery and none of such deliveries shall be effective until the last of the same has occurred.

(c) Purchase Price.

(i) The aggregate purchase price for the Preferred Shares to be purchased by each Preferred Buyer (the “Preferred Purchase Price”) shall be the amount set forth opposite such Preferred Buyer’s name in column (4) on the Schedule of Preferred Buyers. Each Preferred Buyer shall pay $25.00 for each Preferred Share to be purchased by such Preferred Buyer at the Closing.

(ii) The aggregate purchase price for the Notes and the related Warrants to be purchased by each Subdebt Buyer (the “Subdebt Purchase Price”) shall be equal to $1,000 for each $1,000 of principal amount of the Notes purchased by such Subdebt Buyer (representing an aggregate Subdebt Purchase Price of $37,500,000 for the aggregate original principal amount of the $37,500,000 of the Notes and the related Warrants to be purchased at the Closing), which shall be the principal amount of the Notes purchased by such Subdebt Buyer set forth opposite such Subdebt Buyer’s name in column (3) on the Schedule of Subdebt Buyers.

(d) Purchase and Sale of Preferred Shares and Notes and Warrants. On the Closing Date, against payment therefor in accordance with Section 1(e) hereof, the Company shall (i) deliver to each Preferred Buyer the Preferred Shares in such denominations as is set forth opposite such Buyer’s name in column (3) on the Schedule of Preferred Buyers, and (ii) deliver to each Subdebt Buyer the Notes and the related Warrants in such denominations as is set forth opposite such Buyer’s name in columns (3) and (4), respectively, on the Schedule of Subdebt Buyers, each duly executed on behalf of the Company and registered in the name of such Buyer or its designees.

(e) Deposit of Purchase Price. As soon as practicable, but in any event, within two Business Days after written notice of (i) the satisfaction (or waiver) of the conditions to the Closing set forth in Section 5 below, or (ii) such earlier date as is mutually agreed to by the Company, a Majority of Preferred Holders and a Majority of Subdebt Holders that is not more than five Business Days prior to the expected Closing Date, each Buyer shall deposit, or cause to be deposited, into the account designated on Schedule 1(e), or such other escrow account as may be designated in such notice by Keefe, Bruyette & Woods, Inc., the Company’s financial advisor with respect to the offer and sale of the Securities, pursuant to wire transfer instructions set forth in such notice, cash in the amount necessary for the payment of its portion of the Preferred Purchase Price and/or Subdebt Purchase Price, as applicable, as set forth on the Schedule of Preferred Buyers and/or the Schedule of Subdebt Buyers, as applicable. If the Closing has not occurred within ten Business Days after such funds are so deposited, the funds so deposited by each Buyer will be promptly refunded to such Buyer upon request.

(f) Effect of Closing. The representations, warranties, covenants and agreements of the Company and the Buyers set forth in this Agreement shall not survive the Closing and the consummation of the Transactions contemplated by this Agreement. After giving effect to the Closing, the rights and obligations of the parties shall be governed by the Transaction Documents (as defined below) to which they are parties, other than this Agreement.

2. BUYER’S REPRESENTATIONS AND WARRANTIES. Each Buyer represents and warrants with respect to itself only that:

(a) Organization; Authority; Legal Capacity.

(i) If such Buyer is a legal entity, such Buyer is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with, subject to the receipt of any required Bank Regulatory Approvals, the requisite power and authority to enter into and to consummate the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(ii) If such Buyer is a natural Person, such Buyer has the legal capacity and, subject to the receipt of any required Bank Regulatory Approvals, the right to execute, deliver, enter into, consummate and perform the transactions contemplated by the Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.

(b) Validity; Enforcement. This Agreement and the other Transaction Documents to which such Buyer is or will be a party have been duly and validly authorized on behalf of such Buyer. This Agreement has been duly executed and delivered by such Buyer, and each other Transaction Document to which such Buyer is a party, when executed and delivered as contemplated herein, will have been duly executed and delivered by such Buyer, and, subject to the receipt of any required Bank Regulatory Approvals, this Agreement constitutes, and each other Transaction Document to which such Buyer is a party upon execution and delivery thereof by such Buyer will constitute, the legal, valid and binding obligation of such Buyer, enforceable against such Buyer in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies or as indemnification or contribution (including, without limitation, pursuant to the Series C Registration Rights Agreement with respect to the Preferred Buyers) may be limited by the Federal securities or banking laws or any public policy relating thereto.

(c) No Conflicts. The execution, delivery and performance by such Buyer of this Agreement and the other Transaction Documents to which such Buyer is a party and the consummation by such Buyer of the Transactions will not (i) if such Buyer is a Business Entity, result in a violation of the Organizational Documents of such Buyer or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which such Buyer is a party, or (iii) subject to receipt of any Bank Regulatory Approvals, result in a violation of any Requirement of Law applicable to such Buyer, except in the case of clauses (ii) and (iii) above, for such defaults, terminations, amendments, accelerations, cancellations, or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the Transactions or the authority or ability of such Buyer to perform its obligations under the Transaction Documents.

(d) No Public Sale or Distribution. (i) Such Preferred Buyer is (A) acquiring the Preferred Shares and (B) upon conversion of the Preferred Shares will acquire the Conversion Shares, and/or (ii) such Subdebt Buyer is (A) acquiring the Notes and the Warrants and (B) upon exercise of the Warrants acquired by such Buyer hereunder, will acquire the Warrant Shares then issuable, as applicable, in each case, for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempt from registration under the 1933 Act. Such Buyer does not presently have any agreement or understanding, directly or indirectly, with any Person to resell or distribute any of the Preferred Securities or the Subdebt Securities, as applicable. Such Buyer is not a broker-dealer (registered or otherwise) or an Affiliate of a broker-dealer.

(e) Accredited Investor Status. Such Buyer is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D (which definition includes any director or executive officer of the Company) on the basis set forth on the signature page hereto executed by such Buyer. Such Buyer has such knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of its investment in the Preferred Securities and/or the Subdebt Securities, as applicable.

(f) No General Solicitation. Such Buyer has not received nor is it aware of any general solicitation or general advertising of the Preferred Securities or the Subdebt Securities, including, without limitation, (i) any communication published in any newspaper or magazine or broadcast or disseminated over television, radio or the internet, or (ii) any seminar or meeting to which people were invited by means of a general solicitation or general advertising.

(g) Reliance on Exemptions. Such Buyer understands that the Preferred Securities and/or the Subdebt Securities, as applicable, are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Buyer’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Buyer set forth herein in order to determine the availability of such exemptions and the eligibility of such Buyer to acquire the Preferred Securities and/or the Subdebt Securities, as applicable.

(h) Information. Such Buyer has been furnished with materials relating to the business, finances and operations of the Company, including information concerning the Bank, and materials relating to the offer and sale of the Preferred Securities and/or the Subdebt Securities, as applicable, that have been requested by such Buyer. Such Buyer has been afforded the opportunity to ask questions of the Company, and has reviewed and considered carefully all information it deems relevant in making an informed decision to purchase the Preferred Securities and/or the Subdebt Securities, as applicable. Such Buyer has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Preferred Securities and/or the Subdebt Securities, as applicable. Such Buyer understands that its investment in the Preferred Securities and/or the Subdebt Securities, as applicable, involves a high degree of risk.

(i) No Governmental Review. Such Buyer understands that no Governmental Authority has passed on or made any recommendation or endorsement of the Preferred Securities or the Subdebt Securities or the fairness or suitability of the investment in the Preferred Securities or the Subdebt Securities nor has any such Governmental Authority passed upon or endorsed the merits of the offering of the Securities, which are not deposits and are not insured by the Federal Deposit Insurance Corporation (“FDIC”).

(j) Transfer or Resale. Such Buyer understands that, except as provided in the Series C Registration Rights Agreement: (i) the Securities have not been and are not being registered under the 1933 Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder; or (B) such Buyer shall have delivered to the Company an opinion of counsel, in a form reasonably acceptable to the Company and its counsel, to the effect that such Securities to be sold, assigned or transferred are being sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the 1933 Act (or a successor rule thereto) (collectively, “Rule 144”), or any other exemption from such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the 1933 Act) may require compliance with some other exemption under the 1933 Act or the rules and regulations of the SEC thereunder; and (iii) neither the Company nor any other Person is under any obligation to register the Securities under the 1933 Act or any state securities laws.

(k) Legends. (i) Such Preferred Buyer understands that the certificates or other instruments representing the Preferred Shares and, until such time as the sale of the Conversion Shares have been registered under the 1933 Act as contemplated by the Series C Registration Rights Agreement, the stock certificates representing the Conversion Shares, and (ii) such Subdebt Buyer understands that the certificates or other instruments representing the Notes, the Warrants and the Warrant Shares other than the Preferred Buyer Warrant Shares and, until such time as the sale of the Warrant Shares issuable upon exercise of any Warrants issued to the Preferred Buyers (the “Preferred Buyer Warrant Shares”) have been registered under the 1933 Act as contemplated by the Series C Registration Rights Agreement, the stock certificates representing the Preferred Buyer Warrant Shares, except as set forth below, shall bear the following legend (and a stop transfer order consistent therewith may be placed against transfer of such share certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE [CONVERTIBLE][EXERCISABLE] HAVE BEEN][THE SECURITIES REPRESENTED BY THIS CERTIFICATE

HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT.

The legend set forth above shall be removed and the Company shall issue a certificate without such legend to the holder of the Securities upon which it is stamped or issue to such holder by electronic delivery at the applicable balance account at The Depository Trust Company (“DTC”), if, unless otherwise required by state securities laws, (A) such Securities are sold pursuant to an effective registration statement under the 1933 Act in accordance with the plan of distribution contained therein, or (B) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a form reasonably acceptable to the Company and its counsel, to the effect that (I) such sale, assignment or transfer of such Securities has been made under the applicable requirements of Rule 144, or (II) such holder is not an Affiliate of the Company and that for purposes of any sale by such holder of such Securities, the applicable conditions of Rule 144 have been satisfied as set forth in paragraph (b)(1)(i) thereof and with the requirement for compliance with paragraph (c)(i) thereof.

(l) Residency. Such Preferred Buyer or Subdebt Buyer is a resident of that jurisdiction set forth opposite such Preferred Buyer’s name in column (2) on the Schedule of Preferred Buyers or such Subdebt Buyer’s name in column (2) on the Schedule of Subdebt Buyers, as applicable.

(m) Certain Trading Activities. Such Buyer has not directly or indirectly, nor to such Buyer’s knowledge has any Person who is subject to the direction or control of such Buyer and who is acting on behalf of or pursuant to any understanding with such Buyer, (i) engaged in any Short Sales (as defined below) involving the Company’s securities) since the date that such Buyer first became aware of the transactions contemplated hereby, or (ii) traded in securities of the Company while aware of material non-public information regarding the Company or its securities. For purposes of this Section, “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 of Regulation SHO adopted under the Securities Exchange Act of 1934, as amended (the “1934 Act”), and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps and similar arrangements (including on a total return basis), and sales and other transactions through non-US broker-dealers or foreign regulated brokers having the effect of hedging the securities of the Company or the investment contemplated under this Agreement. Such Buyer covenants that neither it, nor any person who is subject to the direction or control of such Buyer and who is acting on its behalf or pursuant to any understanding with it, will (i) engage in any Short Sales prior to the filing of the 8-K Filing (as defined below), or (ii) trade in securities of the Company while aware of material non-public information regarding the Company or its securities. Notwithstanding the foregoing to the contrary, any Short Sales or trades in securities of the Company occurring in any ETF or index fund, or effected by an investment adviser, investment company or pooled investment vehicle, or other Person that is not effected at the direction of such Buyer shall not be deemed a breach of any provision of this subsection (m).

(n) No Other Agreements. Other than as contemplated by the Transaction Documents, such Buyer has not, directly or indirectly, entered into any contract or agreement with any other Buyer, any executive officer of the Company, any member of the Board, or to the knowledge of such Buyer, any Affiliate of any such Persons, with respect to, or otherwise in connection with, the Transactions.

(o) Bank Regulatory Approvals. Such Buyer knows of no reason why such Buyer should not be able to obtain such consents or approvals, if any, required to be obtained by Buyer from the Federal Reserve Board, the FDIC, or the Illinois Department of Financial and Professional Regulation (the “DFPR,” together with the Federal Reserve Board and the FDIC, the “Bank Regulatory Authorities”) with respect to the transactions contemplated by this Agreement, and such Buyer has not been rejected as an applicant for control, either individually or as part of any control application or notice, nor has such Buyer been asked by any Bank Regulatory Authority to withdraw any such control application or notice.

(p) Allocation. Such Subdebt Buyer understands that, for purposes of Section 1273 of the Internal Revenue Code of 1986, as amended (the “Code”), the Notes have original issue discount, and that for purposes of Section 1273 of the Code, the Notes and Warrants shall be considered as issued together as an investment unit and the issue price of such investment unit in the aggregate is $37,500,000. Such Subdebt Buyer represents and warrants that the Allocation (as defined below) reflects the relative fair market values of the Notes and the Warrants as of the date hereof.

3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to each of the Buyers as set forth below, except (i) to the extent set forth in the disclosure schedules hereto delivered to each of the Buyers prior to the execution of this Agreement, and (ii) other than with respect to Sections 3(a), (b), (c), (d) and (e) of this Agreement, to the extent disclosed in a Company SEC Report filed by the Company with, or furnished by the Company to, the SEC after December 31, 2008 and at least two Business Days prior to the date of this Agreement, and publicly available as of the date of this Agreement (excluding any cautionary, predictive or forward-looking statements set forth in any section of such Company SEC Reports, including “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements”) (the “Available Company SEC Documents”). Each exception set forth in a disclosure schedule is identified by reference to, or has been grouped under a heading referring to, a specific individual section or subsection of this Agreement and relates only to such section or subsection; provided, however, that the inclusion of any item referenced in one section or subsection shall be deemed to refer to any other section or subsection, whether or not an explicit cross-reference appears, to the extent that the applicability of such item to the other section is readily apparent.

(a) Organization and Qualification. Except as set forth on Schedule (3)(a), the Company and each of the Subsidiaries (i) have been duly incorporated or organized and are validly existing in good standing under the laws of their respective jurisdictions of incorporation or organization, and (ii) are duly qualified to conduct business and are in good standing as foreign corporations or organizations in each jurisdiction in which their respective ownership or lease of property or the nature of their respective businesses requires such qualification, except where the failure to be so qualified would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. True and correct copies of the Organizational Documents of the Company and each of the Subsidiaries, as amended and currently in effect, have been made available by the Company to the Buyers. The Company and each of the Subsidiaries has all requisite power and authority to carry on the businesses in which it is engaged (as described in the Available Company SEC Documents) and to own or lease its properties.

(b) Bank Holding Company; State Banking Corporation Status. The Company is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended, and meets in all material respects the applicable requirements for qualification as such. The Bank holds the requisite authority from the DFPR to conduct business as a state-chartered banking corporation under the laws of the State of Illinois.

(c) Authorized Capital Stock.

(i) As of the date of this Agreement, the authorized capital stock of the Company (the “Capital Stock”) consists of: (A) 45,000,000 shares of Common Stock, and (B) 10,000,000 shares of preferred stock, 2,400,000 shares of which are designated as Series A Preferred Shares and 104,283 shares of which are designated as Series B Preferred Shares. As of the date of this Agreement, of the shares of Common Stock currently authorized: 18,276,197 shares are outstanding and no shares are reserved for issuance pursuant to any securities exercisable or exchangeable for, or convertible into, shares of Common Stock, except as set forth on Schedule 3(c)(i).

(ii) All outstanding shares of Capital Stock (including any outstanding restricted stock) have been duly authorized and validly issued and are fully paid and nonassessable and have been issued without violation of the preemptive rights of any Person or any applicable registration requirements of applicable securities laws.

(iii) Except as disclosed on Schedule (3(c)(iii), there are no voting trusts, proxies or other agreements to which the Company or, to the Knowledge of the Company any of its executive officers or directors, is a party or by which it is bound with respect to the voting of any shares of Capital Stock affecting the voting of any shares of Capital Stock.

(iv) Except as disclosed on Schedule 3(c)(iv), the Series A Registration Rights Agreement and the Series C Registration Rights Agreement, there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the 1933 Act.

(d) Authorization; Enforcement; Validity. Subject to receipt of any required Bank Regulatory Approvals, and the filing with the Secretary of State of Delaware of the Series C Certificate of Designations, the Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, the Notes, the Warrants, the Series C Registration Rights Agreement, the Series C Certificate of Designations and each of the other agreements entered into by the Company in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to consummate the Transactions. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the Transactions including, without limitation, the issuance of the Preferred Shares and the Notes and the Warrants, and the reservation for issuance and the issuance of (i) the Conversion Shares issuable upon conversion of the Preferred Shares, and (ii) the Warrant Shares issuable upon exercise of the Warrants, have been duly authorized by the Board and, other than as described at the beginning of this Section 3(d), no further corporate action on the part of the Company is required in connection therewith. Except for the filings contemplated by the Series C Registration Rights Agreement, or the filing with the Secretary of State of the State of Delaware of the Series C Certificate of Designations, or as described in Sections 4(a) and 4(b), or as disclosed on Schedule 3(d) or as otherwise specified in this Section 3(d), no filing, consent, or authorization is required by the Company, the Board or its stockholders with respect to the Transactions. Subject to the receipt of any required Bank Regulatory Approvals, this Agreement has been duly executed and delivered by the Company and constitutes, and, upon execution and delivery thereof by the Company as contemplated herein, each of the other Transaction Documents to which the Company is a party will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity, applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies or as indemnification or contribution (including, without limitation, pursuant to the Series C Registration Rights Agreement) may be limited by the Federal securities or banking laws or any public policy relating thereto.

(e) Issuance of Securities.

(i) Upon issuance to the Preferred Buyers, the Preferred Shares will have been duly authorized and validly issued without violation of the preemptive rights of any Person and will be fully paid and nonassessable, free and clear of any Liens, taxes or charges with respect to the issuance thereof and shall be entitled to the rights and preferences set forth in the Series C Certificate of Designations. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance as Conversion Shares which equals at least the maximum number of shares of Common Stock then issuable upon conversion of the Preferred Shares purchased by the Preferred Buyers pursuant to this Agreement. Upon issuance or conversion in accordance with the Series C Certificate of Designations, the Conversion Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, Liens or charges with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Preferred Buyers in this Agreement, the offer, sale and issuance of the Preferred Securities hereunder is exempt from registration under the 1933 Act (pursuant to the exemption provided by Section 4(2) thereof) and all applicable state securities laws.

(ii) Upon issuance to the Subdebt Buyers, the Notes and the Warrants will have been duly authorized and validly issued without violation of the preemptive rights of any Person and will be free and clear of any Liens, taxes or charges with respect to the issuance thereof and shall be entitled to the rights set forth in the Notes and the Warrants. As of the Closing, a number of shares of Common Stock shall have been duly authorized and reserved for issuance as Warrant Shares which equals at least the maximum number of shares of Common Stock then issuable upon exercise of the Warrants issued to the Subdebt Buyers pursuant to this Agreement. Upon issuance or exercise in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable and free from all preemptive or similar rights, taxes, Liens or charges with respect to the issuance thereof, with the holders being entitled to all rights accorded to a holder of Common Stock. Subject to the accuracy of the representations and warranties of the Subdebt Buyers in this Agreement, the offer, sale and issuance of the Subdebt Securities hereunder is exempt from registration under the 1933 Act (pursuant to the exemption provided by Section 4(2) thereof) and all applicable state securities laws.

(f) No Defaults or Consents.

(i) Subject to receipt of any required Bank Regulatory Approvals, and the filing with the Secretary of State of the State of Delaware of the Series C Certificate of Designations prior to the issuance of the Preferred Shares, neither the execution, delivery or performance of this Agreement or any of the other Transaction Documents by the Company nor the consummation of any of the Transactions will (A) conflict with or violate any provision of the Charter or the Third Amended and Restated Bylaws of the Company (the “Bylaws”) or any Organizational Document of any of the Subsidiaries, (B) result in a breach of, constitute (with or without due notice or lapse of time or both) a default under, violate, result in the acceleration of, create in any party any right to accelerate, terminate, modify or cancel, or require any notice, consent, approval or waiver under, any material Contractual Obligation or any Requirement of Law material to the operation of the Company or any of the Subsidiaries or any of their respective properties and assets; (C) result in the imposition of any Lien upon any material properties or assets of the Company or any of the Subsidiaries, which Lien would materially detract from the value or materially interfere with the use of such properties or assets, (D) result in the Company or any Subsidiary being required to redeem, repurchase or otherwise acquire any outstanding equity or debt interests, securities or obligations in the Company or any of the Subsidiaries or any options or other rights exercisable for any of same, or (E) cause the accelerated vesting of any employee stock options or restricted stock awards.

(ii) Except for the filings contemplated by the Series C Registration Rights Agreement, or the filing with the Secretary of State of the State of Delaware of the Series C Certificate of Designations, or as described in Sections 4(a) and 4(b), neither the Company nor any of the Subsidiaries is required to obtain any consent, authorization or approval of, or make any filing, notification or registration with, any Governmental Authority or any self-regulatory organization in order for the Company to execute, deliver and perform this Agreement and each of the other Transaction Documents and to consummate the Transactions.

(iii) Except as disclosed on Schedule 3(f)(iii), no Contractual Consents are required to be obtained under any Contractual Obligation applicable to the Company or any Subsidiary, delivery or performance of this Agreement or the other Transaction Documents or the consummation of any of the Transactions which if not obtained would reasonably be expected, individually or in the aggregate to have a Material Adverse Effect (“Company Contractual Consents”).

(g) Deposit Accounts. Depending on their nature and size, the deposit accounts of the Bank are insured up to the regulatory maximum amount provided by the FDIC and no proceedings for the modification, termination or revocation of any such insurance are pending or, to the knowledge of the Company, threatened or contemplated.

(h) Governmental and Regulatory Proceedings.

(i) There is no Action or Proceeding to which the Company or any of the Subsidiaries is a party pending or, to the Knowledge of the Company, threatened or contemplated, before any Governmental Authority, Regulatory Agency or self-regulatory organization (A) that challenges the validity or propriety of any of the Transactions or (B) if determined adversely to the Company or any Subsidiary would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(ii) To the Knowledge of the Company, in the past five (5) years, no Governmental Authority or self-regulatory organization has initiated any material proceeding or investigation (other than examinations conducted in the ordinary course) into the business or operations of the Company or any Subsidiary, or any executive officer or director thereof, or has instituted any proceeding seeking to revoke, cancel or limit any Regulatory Permit, and neither the Company or any Subsidiary, nor any executive officer or director thereof has received any notice of any unresolved material violation by any Governmental Authority or self-regulatory organization with respect to any report or statement relating to any examination of the Company or any Subsidiary. Without limiting the generality of the foregoing, neither the Company nor any Subsidiary nor, to the Knowledge of the Company, any of their respective executive officers or directors or Persons performing similar duties has been enjoined, indicted, convicted or made the subject of a disciplinary proceeding, censure, consent decree, memorandum of understanding, cease and desist or administrative order on account of any violation of any Requirement of Law applicable to the Company or any of the Subsidiaries.

(iii) No order, judgment or decree of any Governmental Authority, Regulatory Agency or self-regulatory organization has been issued in any Action or Proceeding to which the Company or any of the Subsidiaries is or was a party that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(i) Reports. The Company and each of the Subsidiaries have, filed all reports, forms, correspondence, registrations and statements, together with any amendments required to be made with respect thereto (“Reports”), that they were required to file since January 1, 2008 with (i) any Bank Regulatory Authority and (ii) any other federal, state or foreign governmental or regulatory agency or authority (the agencies and authorities identified in clauses (i) through (ii), are, collectively, the “Regulatory Agencies”), and all other reports and statements required to be filed by them since January 1, 2008, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, or any Regulatory Agency and have paid all fees and assessments due and payable in connection therewith, except where the failure to file such report, registration or statement or to pay such fees and assessments would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect. Any such Report and any statement regarding the Company or any Subsidiaries made in any Report filed with or otherwise submitted to any Regulatory Agency complied in all material respects with relevant legal requirements, including as to content.

(j) Absence of Certain Changes or Events. Since December 31, 2009, (i) there has not been any Material Adverse Effect or any event, condition, change or development, or worsening of any existing event, condition, change or development that would reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) the Company and the Subsidiaries have conducted their respective businesses only in the ordinary course consistent with past practices, and (iii) neither the Company nor any of its Subsidiaries has revalued any material assets of the Company or any Subsidiary resulting in a material impairment charge. Since December 31, 2009, except as disclosed in Schedule 3(j), neither the Company nor any of the Subsidiaries has (i) made or declared any distribution in cash or in kind to its stockholders, (ii) sold or otherwise disposed of any material asset outside of the ordinary course of business, or (iii) made or committed to make capital expenditures in excess of $1,000,000 with respect to any individual expenditure or in excess of $6,000,000 for all capital expenditures in the aggregate. Neither the Company nor any of the Subsidiaries has taken any steps to seek protection pursuant to any bankruptcy law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy proceedings or any actual knowledge of any fact which would reasonably lead a creditor to do so. The Company and the Subsidiaries, individually and on a consolidated basis, are not as of the date hereof, and after giving effect to the transactions contemplated hereby to occur at the Closing will not be, Insolvent.

(k) Company SEC Reports. The Company has timely filed all forms, reports, schedules, proxy statements, registration statements and other documents (including all exhibits thereto) required to be filed with the SEC since January 1, 2008 pursuant to the federal securities laws and the SEC rules and regulations thereunder, together with all certifications required pursuant to the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) (as they have been amended since the time of their filing, and including the exhibits thereto, collectively, the “Company SEC Reports”). The Company SEC Reports (including, without limitation, any financial statements or schedules included or incorporated by reference therein) at the time they became effective, in the case of registration statements, or when filed, in the case of any other Company SEC Report, complied in all material respects with the applicable requirements of the 1933 Act and the 1934 Act, as the case may be, and the rules and regulations of the SEC under all of the foregoing. None of the Company SEC Reports, including any financial statements or schedules included or incorporated by reference therein, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except as set forth in Schedule 3(k), none of the Subsidiaries is required to file any reports, forms or other documents with the SEC. There are no outstanding or unresolved comments in comment letters received from the SEC staff with respect to any of the Company SEC Reports. Since January 1, 2008, the Company has not received a stop order or other order suspending the effectiveness of any registration statement filed by the Company under the 1934 Act or the 1933 Act and, to the Knowledge of the Company, the SEC has not issued any such order since such date.

(l) Financial Statements. The audited consolidated financial statements (including the related notes) included in the Company SEC Reports and in the reports filed by the Company with the Federal Reserve Board, as of their respective dates, complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC and Federal Reserve Board with respect thereto, present fairly, in all material respects, the consolidated financial condition and results of operations, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries, at the dates and for the periods indicated, and were prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods involved. The unaudited consolidated financial statements (including the related notes) included in the Company SEC Reports, as of their respective dates, complied in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, present fairly, in all material respects, the consolidated financial condition and results of operations, changes in stockholders’ equity and cash flows of the Company and its Subsidiaries, at the dates and for the periods indicated, and were prepared in conformity with GAAP applied on a consistent basis, except that such unaudited consolidated financial statements may omit statements of changes in financial position and certain footnote disclosures required by GAAP as permitted by Form 10-Q under the 1934 Act and are subject to normal year-end audit adjustments. Neither the Company nor any Subsidiary has any Liabilities or obligations that are of a nature (whether known, unknown, accrued, absolute, contingent or otherwise and whether due or to become due) that would be required to be reflected or reserved against on a consolidated balance sheet of the Company and its Subsidiaries prepared in accordance with GAAP, or in the notes thereto, other than any Liabilities to the extent (i) reserved against, reflected or disclosed on the most recent consolidated balance sheet of Company and its Subsidiaries contained in the Available Company SEC Documents, including the notes to financial statements contained therein, (ii) incurred in the ordinary course of business consistent with past practice since the date of the most recent financial statements included in the Available Company SEC Documents, or (iii) that, individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect.

(m) Listing Compliance. The Common Stock is listed on the NASDAQ Global Select Market (the “Nasdaq”) and, to the Knowledge of the Company, there are no proceedings to revoke or suspend such listing. The Company has taken no action designed to, or that would reasonably be expected to have the effect of, terminating the registration of the Common Stock under the 1934 Act or the listing of the Common Stock on Nasdaq. The Company is in compliance with the requirements of Nasdaq for continued listing of the Common Stock thereon and any other Nasdaq listing and maintenance requirements. In the past five (5) years, trading in the Common Stock has not been suspended by the SEC or Nasdaq (other than temporary suspensions, in each case during the course of one trading day, to allow dissemination of material information).

(n) Sarbanes-Oxley; Disclosure and Internal Controls.

(i) The Company is in compliance in all material respects with all of the provisions of the Sarbanes-Oxley Act that are applicable to it or any of the Subsidiaries.

(ii) The Company maintains a system of disclosure controls and procedures as defined in Rule 13a-15 under the 1934 Act that are designed to provide reasonable assurance that information required to be disclosed by the Company in reports that the Company is required to file under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms, and that such information is accumulated and communicated to the Company’s management, including the Company’s Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosures. As of December 31, 2009, to the Knowledge of the Company, such controls and procedures were effective, in all material respects, to provide such reasonable assurance.

(iii) The Company and its consolidated Subsidiaries have established and maintained a system of internal control over financial reporting (within the meaning of Rule 13a-15 under the 1934 Act) (“Internal Control Over Financial Reporting”). The Company’s certifying officers have evaluated the effectiveness of the Company’s Internal Control Over Financial Reporting as of the end of the period covered by the most recently filed annual report on Form 10-K of the Company under the 1934 Act (the “Evaluation Date”). The Company presented in such annual report the conclusions of the certifying officers about the effectiveness of the Company’s Internal Control Over Financial Reporting based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the Company’s Internal Control Over Financial Reporting that have materially affected, or are reasonably likely to materially affect, the Company’s Internal Control Over Financial Reporting. The Company has devised and maintains a system of internal accounting controls sufficient to provide reasonable assurances that: (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

(o) Integration; Other Issuances of Securities. The Company has not made, nor will the Company make, any offers or sales of any security, or solicited or will solicit any offers to buy any security under circumstances that would require registration under the 1933 Act of the issuance of the Preferred Securities or the Subdebt Securities to the Preferred Buyers or the Subdebt Securities, respectively.

(p) Transactions with Affiliates. Since January 1, 2008, all transactions required to be disclosed by the Company pursuant to Item 404 of Regulation S-K promulgated under the 1933 Act have been disclosed in an Available Company SEC Document. Other than the Transactions, no transactions, or series of related transactions, is currently proposed, by the Company or any of the Subsidiaries or, to the Knowledge of the Company, by any other Person, to which the Company or any of the Subsidiaries would be a participant that would be required to be disclosed under Item 404 of Regulation S-K promulgated under the 1933 Act if consummated.

(q) Investment Company. The Company is not, and after giving effect to the Transactions will not be, an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(r) No Corrupt Practices. Neither the Company nor any Subsidiary, nor to the Knowledge of the Company any director, officer, employee, agent or other Person acting on behalf of the Company or any Subsidiary has, in the course of his or its actions for, or on behalf of the Company or any of the Subsidiaries (i) used any corporate funds for any unlawful contribution gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employees from corporate funds; (iii) violated or is in violation of in any material respect any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(s) No Brokers. Except as disclosed on Schedule 3(s), no broker, investment banker or other Person is entitled to any broker’s, finder’s or other similar fee or commission in connection with the execution and delivery of this Agreement or any of the other Transaction Documents or the consummation of any of the Transactions based upon arrangements made by or on behalf of the Company, and the Company shall indemnify and hold the Buyers harmless against any claim for any such fee or commission based on any such arrangements.

4. COVENANTS.

(a) Form D and Blue Sky. The Company agrees to file a Form D with respect to the Securities as required under Regulation D and to provide a copy thereof to each Buyer promptly after such filing. The Company shall, on or before the Closing Date, take such action, at the Company’s sole expense, as the Company shall reasonably determine is necessary in order to obtain an exemption for or to qualify the Preferred Securities and the Subdebt Securities for sale to the Preferred Buyers and the Subdebt Buyers, respectively, at the Closing pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States (or to obtain an exemption from such qualification) and shall provide evidence of any such action so taken to the Buyers on or prior to the Closing Date. At the Company’s sole expense, the Company shall make all filings and reports relating to the offer and sale of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Closing Date.

(b) Disclosure of Transactions and Other Material Information. As soon as reasonably practicable, but in no event later than the fourth Business Day following the date of this Agreement, the Company shall issue a press release and file a Current Report on Form 8-K describing the terms of the transactions contemplated by the Transaction Documents in the form required by the 1934 Act and attaching the material Transaction Documents (including, without limitation, this Agreement, the form of the Series C Certificate of Designations, the form of the Series C Registration Rights Agreement, the form of the Notes and the form of the Warrants) as exhibits to such filing (including all attachments, the “8-K Filing”). For purposes of this Agreement, “Business Day” means any day other than a Saturday or Sunday, a legal holiday or any other day on which the SEC is closed.

(c) Reservation of Shares. The Company shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance (i) as Conversion Shares, no less than the maximum number of shares of Common Stock then issuable upon conversion of the outstanding Preferred Shares, and (ii) as Warrant Shares, no less than the maximum number of shares of Common Stock then issuable upon exercise of the outstanding Warrants.

(d) Conduct of Business. The Company agrees that during the period from the date of this Agreement to the date the Series C Certificate of Designations is duly filed with the Secretary of State of Delaware (unless a Majority of Preferred Holders and a Majority of Subdebt Holders shall have provided their prior written consent and except as otherwise expressly required or permitted by this Agreement), the business and operations of the Company and its Subsidiaries shall be conducted in the ordinary course of business consistent with past practices, and the Company shall use all commercially reasonable efforts, with no less diligence and effort than would be applied in the absence of this Agreement, to (i) preserve intact its current business organizations, material insurance policies and trade rights and goodwill; (ii) preserve its present relationships with customers, suppliers, officers, employees, lessors, licensees and other Persons with which it has significant business relations; and (iii) comply in all material respects with all Requirements of Law applicable to it or any of its properties, assets or business.

(e) Access to Information. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to officers, employees, counsel, accountants, consultants and other authorized representatives of any Buyer (such Persons, the “Representatives”), in order to evaluate the transactions contemplated by this Agreement, reasonable access, during normal business hours and upon reasonable notice throughout the period prior to the Closing Date, to its employees, assets, properties, contracts, books and records so that they may have the opportunity to make such investigations as they shall reasonably request in connection with the transactions contemplated by this Agreement. During such period, the Company shall (and shall cause each of its Subsidiaries and representatives to), to the extent permitted by law, furnish promptly to such Representatives all information concerning its finances, operations, business, properties and personnel as may reasonably be requested, and respond to such inquires as the Representatives shall from time to time reasonably request, and use commercially reasonable efforts to make available during normal business hours to such Representatives the appropriate individuals (including management, personnel, employees, attorneys, accountants and other professionals) for reasonable inquiries regarding the Company’s and the Subsidiaries’ businesses, properties and personnel. Notwithstanding the foregoing, nothing herein shall require the Company or any of its Subsidiaries to disclose any information that would cause a violation of law or any confidentiality agreement in effect as of the date of this Agreement (in which case the parties will make appropriate substitute disclosure arrangements, if such arrangements can be made by the parties using their reasonable best efforts and, if material to the Company, without such violation).

(f) Reasonable Best Efforts; Cooperation. Each party shall use its reasonable best efforts to satisfy on the timely basis each of the covenants and conditions to be satisfied by it as provided in Sections 4 and 5 of this Agreement. Each party shall refrain from taking any action which would render any representation or warranty contained in Sections 2 or 3 of this Agreement inaccurate in any material respect as of the Closing Date. Each party shall promptly notify the other of (i) any event or matter that would reasonably be expected to cause any of its representations or warranties to be untrue in any material respect as of the Closing Date or that would reasonably be expected to cause any of the conditions to closing provided in Section 5 not to be satisfied in the manner contemplated herein, or (ii) any action, suit or proceeding that shall be instituted or threatened against such party to restrain, prohibit or otherwise challenge the legality of any of the transactions contemplated by this Agreement. The parties shall cooperate fully with each other and assist each other in defending any lawsuits or other legal proceedings, whether judicial or administrative, brought against either party challenging this Agreement or any of the other Transaction Documents or the consummation of the Transactions, including seeking to have any stay or temporary restraining order entered by any court, Bank Regulatory Authority or other Governmental Authority vacated or reversed.

(g) Contractual Consents and Regulatory Approvals.

(i) The Company shall act diligently and reasonably in attempting to obtain before the Closing Date, and the Buyers shall reasonably cooperate with the Company in such efforts, any Company Contractual Consents, provided that neither the Company nor the Buyers shall have any obligation to offer or pay any consideration in order to obtain any such Company Contractual Consents.

(ii) Each party shall use its reasonable best efforts to take, or cause to be taken, all commercially reasonable actions necessary or advisable to obtain (and cooperate with the other party to obtain) any consent, authorization, order or approval of, or any exemption by, any Governmental Authority which is required to be obtained by such party in connection with the Transactions. The parties shall file any and all required applications and notices (including any and all required ancillary documents) with the appropriate Bank Regulatory Authorities in connection with the transactions contemplated by the Transaction Documents to obtain as promptly as practicable any and all required Bank Regulatory Approvals. The Company shall have the right to review in advance, subject to applicable laws relating to confidentiality or the exchange of information, all the information relating to the Company which appears in any filing made by any Buyer with, or written materials submitted by any Buyer to, any Bank Regulatory Authority in connection with the transactions contemplated by this Agreement. Each party shall cooperate in good faith with the other parties hereto in connection with any applications, notices or other submissions to any Bank Regulatory Authority for the purpose of obtaining any required Bank Regulatory Approvals, and each party will keep the others apprised of the status of matters relating to completion of the Transactions. No party shall knowingly take any action that would materially impede or delay consummation of the transactions contemplated by the Transaction Documents or the receipt of any required Bank Regulatory Approvals.

(h) Series C Registration Rights Agreement. Subject to the terms and conditions hereof, at or prior to the Closing, the Company and the Preferred Buyers shall enter into a Registration Rights Agreement, substantially in the form attached as Exhibit E (the “Series C Registration Rights Agreement”), pursuant to which the Company agrees to provide certain registration rights to the Preferred Buyers with respect to the Conversion Shares and the Preferred Buyer Warrant Shares under the 1933 Act and the rules and regulations promulgated thereunder, and applicable state securities laws.

(i) Exchange Offer. At or prior to the Closing, the Company shall have completed the Exchange Offer, and pursuant to the Exchange Offer, greater than 1,200,000 shares of Series A Preferred Stock shall have been converted into shares of Common Stock in accordance with the terms of the Exchange Offer.

(j) Allocation.1 The Subdebt Buyers and the Company agree to allocate $863 of the Subdebt Purchase Price to the Notes and the remaining $137 of the Subdebt Purchase Price to the Warrants (the “Allocation”).

5. CONDITIONS OF SALE AND PURCHASE.

(a) Conditions to the Obligations of Each Party. The respective obligations of each party to this Agreement is subject to the satisfaction or waiver on or prior to the Closing Date of each of the following conditions:

(i) Governmental Filings and Consents. All material governmental consents, orders and approvals legally required for the consummation of the transactions contemplated hereby shall have been obtained and be in full force and effect, including each of the Bank Regulatory Approvals.

[1]	These amounts represent an estimate of the allocation of the Subdebt Purchase Price between the Notes and the Warrants, which allocation will be confirmed at or prior to Closing.

(ii) No Injunctions or Restraints. No court or other Governmental Authority having jurisdiction over the Company or any of the Subsidiaries or any Buyer shall have instituted, enacted, issued, promulgated, enforced or entered any Requirement of Law (whether temporary, preliminary or permanent) that is then in effect and that (x) has the effect of making illegal or otherwise prohibiting or invalidating consummation of any of the Transactions or any provision of this Agreement or any of the other Transaction Documents or (y) seeks to restrain, prohibit or invalidate the consummation of any of the Transactions or to invalidate any provision of this Agreement or any of the other Transaction Documents.

(iii) Exchange Offer. The Company shall have completed the Exchange Offer.

(b) Conditions to Obligations of the Company. The obligation of the Company hereunder to issue and sell the Preferred Shares and/or the Notes and the related Warrants, as applicable, to each Buyer at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing each Buyer with prior written notice thereof:

(i) Each Buyer shall have executed each of the Transaction Documents to which it is a party and delivered the same to the Company.

(ii) (A) Each Preferred Buyer shall have delivered to the Company the Preferred Purchase Price for the Preferred Shares being purchased by such Preferred Buyer at the Closing, and (B) each Subdebt Buyer shall have delivered to the Company the Subdebt Purchase Price for the Notes and the related Warrants being purchased by such Subdebt Buyer at the Closing, in each case by wire transfer of immediately available funds pursuant to the wire instructions provided by the Company.

(iii) Each Buyer shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by such Buyer at or prior to the Closing Date.

(c) Conditions to Obligations of Each Buyer. The obligation of the Buyers hereunder to purchase the Preferred Shares and/or the Notes and the related Warrants, as applicable, at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Buyers’ sole benefit and may be waived by a Majority of Preferred Holders and a Majority of Subdebt Holders in their discretion on behalf of all Preferred Buyers and all Subdebt Buyers, respectively, at any time by providing the Company with prior written notice thereof:

(i) The Company shall have duly executed and delivered (A) to each Buyer, each of the Transaction Documents, and (B) (1) to each Preferred Buyer, stock certificates representing the Preferred Shares (in such number as is set forth across from each Preferred Buyer’s name in column (3) of the Schedule of Preferred Buyers) being purchased by each Preferred Buyer at the Closing pursuant to this Agreement, and (2) to each Subdebt Buyer, instruments representing the Notes and the Warrants (in such denominations as is set forth across from each Subdebt Buyer’s name in columns (3) and (4), respectively, of the Schedule of Subdebt Buyers) being purchased by such Subdebt Buyer at the Closing pursuant to this Agreement.

(ii) The Series C Certificate of Designations shall have been duly filed with the Secretary of State of the State of Delaware and shall be in full force and effect, enforceable against the Company in accordance with its terms and shall not have been amended.

(iii) The Company shall have performed, satisfied and complied in all material respects each of its respective covenants and agreements contained in this Agreement and required to be performed, satisfied or complied at or prior to the Closing.

(iv) (A) Each of the representations and warranties of the Company contained in Sections 3(a), (b), (c), (d) and (e) of this Agreement shall be true and correct in all material respects (except that each of such representations and warranties that is qualified as to materiality shall be true and correct in all respects) on and as of the Closing Date as if made on and as of such date, other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date and (B) the other representations and warranties of the Company shall be true and correct on and as of the Closing Date as if made on and as of such date, other than representations and warranties which address matters only as of a certain date, which shall be true and correct as of such certain date, except for such failures to be true and correct as individually or in the aggregate, did not, and would not reasonably be expected to result in, a Material Adverse Effect. For purposes of determining the satisfaction of clause (B) of this condition, the representations and warranties of the Company shall be deemed not qualified by any references therein to materiality generally or to a Material Adverse Effect (or qualifiers similar to the foregoing).

(v) The Company shall have delivered (i) to each Preferred Buyer, the opinion of Katten Muchin Rosenman LLP, the Company’s outside counsel (“Katten”), dated as of the Closing Date, in substantially the form of Exhibit F attached hereto, and (ii) to each Subdebt Buyer, the opinion of Katten, dated as of the Closing Date, in substantially the form of Exhibit G attached hereto.

(vi) The Company shall have delivered a certificate, executed by a duly authorized executive officer of the Company and dated as of the Closing Date, certifying (A) the resolutions consistent with Section 3(d) as adopted by the Board in a form reasonably acceptable to Preferred Buyers representing a Majority of Preferred Holders and Subdebt Buyers representing a Majority of Subdebt Holders, (B) the Bylaws as in effect at the Closing, (C) the conditions set forth in Sections 5(c) (iii) and (iv) have been satisfied, and (D) all Bank Regulatory Approvals, if any, required to be obtained by the Company or any Subsidiary prior to consummation of the Transactions have been obtained.

(vii) The Company shall have delivered a fully executed copy of each Company Contractual Consent.

(viii) Since the date of this Agreement, there shall not have been a Material Adverse Change.

6. TERMINATION.

(a) Termination by Mutual Consent. This Agreement may be terminated at any time prior to the Closing, by mutual written consent of the Company and a Majority of Holders.

(b) Termination by Either Company or Buyers. This Agreement may be terminated by either the Company or a Majority of Holders at any time prior to Closing if the Closing has not occurred on or before June 30, 2010 (the “Outside Date”); provided, however, that the right to terminate this Agreement under this clause will not be available to any party to this Agreement whose failure to fulfill any of its obligations under this Agreement has been a principal cause of, or resulted in, the failure of the Closing to have occurred by such date.

(c) Conditions to Performance Not Met. Subject to the provisions of Section 6(b) hereof, this Agreement may be terminated:

(i) by the Company upon written notice in the event of a material breach of any covenant or agreement to be performed or complied with by the Buyers pursuant to the terms of this Agreement, which breach would result in a condition to Closing set forth in Section 5(b) hereof becoming incapable of fulfillment or cure (which condition has not been waived by the Company in writing) prior to the Outside Date; or

(ii) by a Majority of Preferred Holders and a Majority of Subdebt Holders upon written notice in the event of a material breach of any covenant or agreement to be performed or complied with by the Company pursuant to the terms of this Agreement, which breach would result in a condition to Closing set forth in Section 5(c) hereof becoming incapable of fulfillment or cure (which condition has not been waived by a Majority of Preferred Holders and a Majority of Subdebt Holders in writing) prior to the Outside Date.

(d) Effect of Termination. In the event that this Agreement shall be terminated pursuant to this Section 6, all further obligations of the parties under this Agreement shall terminate without further liability of any party to another. A termination under this Section 6 shall not relieve any party of any liability for a breach of, or for any misrepresentation under this Agreement, or be deemed to constitute a waiver of any available remedy (including specific performance if available) for any such breach or misrepresentation. Nothing in this Section 6(d) shall relieve either party to this Agreement of liability for a breach of a covenant or obligation under this Agreement prior to the Closing.

7. MISCELLANEOUS.

(a) Action by Majority of Holders. Each Buyer hereby agrees that a Majority of Preferred Holders and a Majority of Subdebt Holders together shall have full power and authority to: (i) waive any of the conditions set forth in Section 5(c) hereof; and (ii) amend or modify any of the provisions of this Agreement; provided, however, that any such amendment or modification pursuant to this clause (ii) that (A) (1) changes the purchase price, dividend rate, voting rights, conversion price or conversion rights of the Preferred Shares, or (2) materially and adversely affects any other significant rights of Preferred Buyers under this Agreement shall require the written consent of each Preferred Buyer, or (B) (1) changes the purchase price, the interest rate of the Notes or the manner in which interest may or shall be paid on the Notes, or changes the purchase price, exercise price or exercise rights of the Warrants, or (2) materially and adversely affects any other significant rights of Subdebt Buyers under this Agreement shall require the written consent of each Subdebt Buyer. Each party hereto acknowledges that this Section 7(a) is intended to promote the efficient negotiation and handling of matters arising under or in connection with this Agreement and the Closing pursuant to this Section 7(a). The Company shall be entitled to rely upon, without independent investigation, any act, notice, instruction or communication from (i) Preferred Buyers representing a Majority of Preferred Holders on behalf of all Preferred Buyers, and (ii) Subdebt Buyers representing a Majority of Subdebt Holders on behalf of all Subdebt Buyers, in each case consistent with this Section 7(a) and shall not be liable in any manner whatsoever for any action taken or not taken in reliance upon the actions taken or not taken or communications or writings given or executed by (x) Preferred Buyers representing a Majority of Preferred Holders on behalf of all Preferred Buyers, and (y) Subdebt Buyers representing a Majority of Subdebt Holders on behalf of all Subdebt Buyers, in each case consistent with this Section 7(a). Subject to the provisions of this Section 7(a), (i) each Preferred Buyer hereby agrees that Preferred Buyers representing a Majority of Preferred Holders will have full power and authority in such Preferred Buyer’s name, place and stead, to execute, certify, acknowledge, deliver, file and record all agreements, certificates, instruments and other documents and any amendment thereto, and take any other action which Preferred Buyers representing a Majority of Preferred Holders deem necessary or appropriate in connection with the power and authority granted under this Section 7(a), and (ii) each Subdebt Buyer hereby agrees that Subdebt Buyers representing a Majority of Subdebt Holders will have full power and authority in such Subdebt Buyer’s name, place and stead, to execute, certify, acknowledge, deliver, file and record all agreements, certificates, instruments and other documents and any amendment thereto, and take any other action which Subdebt Buyers representing a Majority of Subdebt Holders deem necessary or appropriate in connection with the power and authority granted under this Section 7(a). All actions, decisions and instructions of Preferred Buyers representing a Majority of Preferred Holders, and Subdebt Buyers representing a Majority of Subdebt Holders, in each case in accordance with the power and authority granted under the terms of this Section 7(a), shall be conclusive and binding upon all Preferred Buyers and all Subdebt Buyers, respectively, and shall be deemed authorized, approved, ratified and confirmed by Preferred Buyers and Subdebt Buyers, as applicable, having the same force and effect as if performed pursuant to the direct authorization of all Preferred Buyers and Subdebt Buyers, as applicable. The provisions of this Section 7(a) shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each Buyer, and any references in this Agreement to a Buyer shall mean and include the successors to such Buyer’s rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise. No Buyer shall be liable to any other Buyer by reason of any act, or failure to act, with respect to any matter requiring the approval of Buyers representing a specified percentage in interest, whether a Majority of Preferred Holders, a Majority of Subdebt Holders or otherwise, in connection with this Agreement or any of the Transaction Documents.

(b) Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(c) Severability. The provisions of this Agreement are severable and the invalidity or unenforceability of any provision will not affect the validity or enforceability of the other provisions of this Agreement. If any provision of this Agreement, or the application of that provision to any Person or any circumstance, is invalid or unenforceable, (i) a suitable and equitable provision will be substituted for that provision in order to carry out, so far as may be valid and enforceable, the intent and purpose of the invalid or unenforceable provision, and (ii) the remainder of this Agreement and the application of that provision to other Persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of that provision, or the application of that provision, in any other jurisdiction.

(d) Entire Agreement. This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Buyers, the Company, their Affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Buyer makes any representation, warranty, covenant or undertaking with respect to such matters.

(e) Waiver. No waiver of any of the provisions or conditions of this Agreement, or of any of the rights of a party hereto, shall be effective or binding against a party to this Agreement unless such waiver shall be in writing and signed by the party claimed to have granted such waiver or to have consented to the granting of such waiver; provided that (i) any action taken by a Majority of Preferred Holders shall be deemed to have been consented to by each of the Preferred Buyers, and (ii) any action taken by a Majority of Subdebt Holders shall be deemed to have been consented to by each of the Subdebt Buyers.

(f) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Taylor Capital Group, Inc. 9550 West Higgins Road Rosemont, Illinois 60018
Telephone:	(847) 653-7978
Facsimile:	(847) 653-7890
Attention:	General Counsel

If to a Buyer, to its address and facsimile number set forth on the Schedule of Preferred Buyers attached hereto or the Schedule of Subdebt Buyers attached hereto, as applicable, with a copy to such Buyer’s counsel as set forth on the Schedule of Preferred Buyers attached hereto or the Schedule of Subdebt Buyers attached hereto, as applicable, or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

(g) Expenses. All costs and expenses incurred in connection with this Agreement, the Transaction Documents and the Transactions shall be paid by the party incurring such cost or expense.

(h) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns, including any purchasers of the Preferred Shares, the Notes or the Warrants. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of each of the Buyers. No Buyer shall assign this Agreement or any rights or obligations hereunder without the prior written consent of the Company.

(i) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k) Schedules. The schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same has been set forth verbatim herein. Any matter disclosed shall not be deemed to be an admission or representation as to the materiality of the item so disclosed.

(l) Specific Performance. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to specific performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

(m) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(n) Independent Nature of Buyers’ Obligations and Rights. The obligations of each Buyer under any Transaction Document are several and not joint with the obligations of any other Buyer, and no Buyer shall be responsible in any way for the performance of the obligations of any other Buyer under any Transaction Document. The decision of each Buyer to enter into to this Agreement has been made by such Buyer independently of any other Buyer. Nothing contained herein or in any other Transaction Document, and no action taken by any Buyer pursuant hereto or thereto, shall be deemed to constitute the Buyers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Buyers are in any way acting in concert or as a group with respect to such obligations or the transactions contemplated by the Transaction Documents and the Company acknowledges that the Buyers are not acting in concert or as a group, and the Company will not assert any such claim, with respect to such obligations or the transactions contemplated by the Transaction Documents. Each Buyer confirms that it has independently participated in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors, and has not relied upon or consulted any legal, financial or other advisors to the Company. Such Buyer hereby acknowledges and agrees that Keefe, Bruyette & Woods, Inc. has acted as financial advisor to the Company (and not as an underwriter or placement agent for the Securities) and has not acted as an advisor to, and does not represent, such Buyer. The Company has elected to provide all Preferred Buyers and all Subdebt Buyers, respectively, with the same terms and Agreement for the convenience of the Company and not because it was required or requested to do so by the Preferred Buyers or the Subdebt Buyers. Each Buyer shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Agreement or out of any other Transaction Documents in accordance with the terms and conditions hereof and thereof.

(o) Construction; Interpretation; Certain Terms. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section, schedule, exhibit, recital and party references are to this Agreement unless otherwise stated. The words “hereof,” “herein,” “hereunder” and words of similar import shall refer to this Agreement as a whole and not to any particular section or provision of this Agreement, and reference to a particular section of this Agreement shall include all subsections thereof. No party, nor its counsel, shall be deemed the drafter of this Agreement for purposes of construing the provisions of this Agreement. The term “including” as used in this Agreement shall mean including, without limitation, and shall not be deemed to indicate an exhaustive enumeration of the items at issue. All terms and words used in this Agreement, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require.

(p) Counterparts; Effectiveness. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract and each party hereto forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, each Buyer and the Company have caused their respective signature page to this Securities Purchase Agreement to be duly executed as of the date first written above.

COMPANY:

TAYLOR CAPITAL GROUP, INC.

By:	/s/ MARK A. HOPPE
Name: Mark A. Hoppe
Title: Chief Executive Officer

[Signature Page to Securities Purchase Agreement - Taylor Capital]

TAYLOR CAPITAL GROUP, INC.

SECURITIES PURCHASE AGREEMENT

Buyer Certification and Signature Page for Individual and Joint Accounts

The undersigned understands (i) that no offer of any securities has been made to the undersigned and (ii) that no offer of securities will be made to the undersigned unless the undersigned is an “accredited investor” as that term is defined in Rule 501 under the Securities Act of 1933, as amended. The undersigned certifies that (check all that are applicable):

(1)	I am an “accredited investor” because I had an individual income of more than $200,000 or my spouse and I had a joint income of more than $300,000 in each of past two calendar years and I reasonably expect to have an individual income in excess of $200,000 or my spouse and I reasonably expect to have a joint income in excess of $300,000 in the current calendar year.

(2)	I am an “accredited investor” because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000. For purposes of this certification, “net worth” (except as otherwise specifically defined) means the excess of total assets at fair market value, including home and personal property, over total liabilities, including mortgage.

By executing this Agreement, the undersigned certifies the following to the Company under penalties of perjury:

(i)	The Social Security Number below is the correct Social Security Number of Buyer;

(ii)	Unless this box ☐ is checked, Buyer is not subject to backup withholding because Buyer (a) is exempt from backup withholding, (b) has not been notified by the IRS that Buyer is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that Buyer is no longer subject to backup withholding; and

(iii)	Unless this box ☐ is checked, Buyer is a U.S. person (including a U.S. resident alien).

NAME OF BUYER(S): please print

1.
Joint Tenant/Tenant in Common	Signature:
(if applicable):	Date:
2.
Signature:
ADDRESS:	Date:

Mailing:	PHONE, FAX AND EMAIL:

Phone:

Fax:

Email:

[Signature Page and Buyer Certification to Securities Purchase Agreement -

Individual and Joint Accounts]

UNITED STATES SOCIAL SECURITY NUMBER (IF APPLICABLE):

SSN 1.
SSN 2.		Joint Tenants with Right of Survivorship

TYPE OF OWNERSHIP:		Community Property (check only if a resident of a Community Property State)
Individual

Tenants In Common

[Signature Page and Buyer Certification to

Securities Purchase Agreement - Individual and Joint Accounts]

TAYLOR CAPITAL GROUP, INC.

SECURITIES PURCHASE AGREEMENT

Buyer Certification and Signature Page for Individual Retirement Accounts (IRA)

The undersigned understands (i) that no offer of any securities has been made to the undersigned and (ii) that no offer of securities will be made to the undersigned unless the undersigned is an “accredited investor” as that term is defined in Rule 501 under the Securities Act of 1933, as amended. The undersigned certifies that (check all that are applicable):

(1)	I am an “accredited investor” because I had an individual income of more than $200,000 or my spouse and I had a joint income of more than $300,000 in each of past two calendar years and I reasonably expect to have an individual income in excess of $200,000 or my spouse and I reasonably expect to have a joint income in excess of $300,000 in the current calendar year.

(2)	I am an “accredited investor” because I have an individual net worth, or my spouse and I have a joint net worth, in excess of $1,000,000. For purposes of this certification, “net worth” (except as otherwise specifically defined) means the excess of total assets at fair market value, including home and personal property, over total liabilities, including mortgage.

By executing this Agreement, the undersigned certifies the following to the Company under penalties of perjury:

(i)	The Taxpayer Identification Number (“TIN”) below is the correct TIN of the custodian;

(ii)	Unless this box ☐ is checked, Buyer is not subject to backup withholding because Buyer (a) is exempt from backup withholding, (b) has not been notified by the IRS that Buyer is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that Buyer is no longer subject to backup withholding; and

(iii)	Unless this box ☐ is checked, Buyer is a U.S. person (including a U.S. resident alien).

NAME OF INDIVIDUAL: please print

1.	Signature:
Date:

CUSTODIAN INFORMATION:

Registration Name:

Address:

U. S. Tax ID (if applicable):

[Signature Page and Buyer Certification to Securities Purchase Agreement - IRAs]

Phone:

Fax:

Email:

CUSTODIAN’S SIGNATURE:

INDIVIDUAL’S ADDRESS:	PHONE, FAX AND EMAIL:

Phone:

Fax:

Email:

[Signature Page and Buyer Certification to Securities Purchase Agreement - IRAs]

TAYLOR CAPITAL GROUP, INC.

SECURITIES PURCHASE AGREEMENT

Buyer Certification and Signature Page for Entities

The undersigned understands (i) that no offer of any securities has been made to the undersigned and (ii) that no offer of securities will be made to the undersigned unless the undersigned is an “accredited investor” as that term is defined in Rule 501 under the Securities Act of 1933, as amended (the “Act”). The undersigned certifies that (check all that are applicable):

(1)	It is a trust with total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered.

(2)	Each equity owner of the undersigned is an accredited investor.

(3)	It is either: (a) a bank as defined in Section 3(a)(2) of the Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity, or a broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934; (b) an insurance company as defined in Section 2(13) of the Act; (c) an investment company registered under the Investment Company Act of 1940 or a business development company as defined in Section 2(a)(48) of that Act; (d) a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Act of 1958; or (e) an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such Act, which plan fiduciary is either a bank, savings and loan association, insurance company, or registered investment adviser, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors; or

(4)	It is a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

(5)	It is an organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Illinois or similar business trust, or partnership, with total assets in excess of $5,000,000 and was not formed for the specific purpose of acquiring the securities offered.

[Signature Page and Buyer Certification to Securities Purchase Agreement - Entities]

Form of Organization (check one):

Partnership
Corporation
Limited Liability Company
Trust
Bank

Full Name of Buyer:

Tax ID:

By executing this Agreement, the undersigned certifies the following to the Company under penalties of perjury:

(i)	The Taxpayer Identification Number (“TIN”) above is the correct TIN of Buyer;

(ii)	Unless this box ☐ is checked, Buyer is not subject to backup withholding because Buyer (a) is exempt from backup withholding, (b) has not been notified by the IRS that Buyer is subject to backup withholding as a result of a failure to report all interest or dividends, or (c) has been notified by the IRS that Buyer is no longer subject to backup withholding; and

(iii)	Unless this box ☐ is checked, Buyer is a U.S. person (including a U.S. resident alien).

Address:

Phone:

Fax:

Email:

The undersigned warrants that he/she/it has full power and authority to execute this Agreement on behalf of the above entity, and an investment in the Company is not prohibited by the governing documents of the entity or by any law applicable to such entity.

Entity Name:

By:
(Signature)

(Signer’s Printed Name)

Its:

Date:

[Signature Page and Buyer Certification to Securities Purchase Agreement - Entities]

EXHIBITS

Exhibit A	Defined Terms

Exhibit B	Form of Series C Certificate of Designations

Exhibit C	Form of Note

Exhibit D	Form of Warrant

Exhibit E	Form of Series C Registration Rights Agreement

Exhibit F	Form of Company Counsel Opinion – Preferred Buyers

Exhibit G	Form of Company Counsel Opinion – Subdebt Buyers

EXHIBIT A

DEFINED TERMS

“8-K Filing” has the meaning set forth in Section 4(b).

“1933 Act” has the meaning set forth in the recitals.

“1934 Act” has the meaning set forth in Section 2(m).

“Action or Proceeding” means any suit, action, proceeding (including any compliance, enforcement or disciplinary proceeding), arbitration, formal or informal inquiry, audit, inspection, investigation or formal order of investigation of complaint.

“Affiliate” has the meaning set forth in Rule 12b-2 under the 1934 Act as in effect as on the date hereof.

“Agreement” has the meaning set forth in the introductory paragraph.

“Available Company SEC Documents” has the meaning set forth in the preamble to Section 3.

“Bank Regulatory Approvals” means the approvals and consents of each of the Bank Regulatory Authorities which are required to be obtained by any party hereto prior to consummation of the Transactions.

“Bank” means Cole Taylor Bank, a wholly-owned subsidiary of the Company.

“Bank Regulatory Authorities” has the meaning set forth in Section 2(o).

“Board” has the meaning set forth in the recitals.

“Business Day” has the meaning set forth in Section 4(b).

“Business Entity” means any corporation, partnership, limited liability company, joint venture, association, partnership, business trust or other business entity.

“Buyer” and “Buyers” has the meaning set forth in the introductory paragraph.

“Bylaws” has the meaning set forth in Section 3(f)(i).

“Capital Stock” has the meaning set forth in Section 3(c)(i).

“Charter” has the meaning set forth in the recitals.

“Closing” has the meaning set forth in Section 1(b).

“Closing Date” has the meaning set forth in Section 1(b).

“Common Stock” has the meaning set forth in the recitals.

“Company” has the meaning set forth in the introductory paragraph.

“Company Contractual Consents” has the meaning set forth in Section 3(f)(iii).

“Company SEC Reports” has the meaning set forth in Section 3(l).

“Contractual Consent” applicable to a specified Person in respect of a specified matter means any consent required to be obtained by such Person from any other Person party to any Contractual Obligation to which such first Person is a party or by which it is bound in order for such matter to occur or exist without resulting in, in any material respect, the occurrence of a default or event of default or termination, the creation of any lien, the triggering of any decrease in the rights of such first Person, any increase in the obligations of such first Person or any other consequence adverse to the interests of such first Person, under any provision of such Contractual Obligation.

“Contractual Obligation” means, as to any Person, any obligation arising out of any indenture, mortgage, deed of trust, contract, agreement, insurance policy, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound (including, without limitation, any debt security issued by such Person).

“Conversion Shares” has the meaning set forth in the recitals.

“DFPR” has the meaning set forth in Section 2(o).

“DTC” has the meaning set forth in Section 2(k).

“Evaluation Date” has the meaning set forth in Section 3(n)(iii).

“Exchange Offer” has the meaning set forth in the recitals.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System.

“FDIC” has the meaning set forth in Section 2(i).

“GAAP” has the meaning set forth in Section 3(l).

“Governmental Authority” means any government or political subdivision or department thereof, any governmental or regulatory body, commission, board, bureau, agency or instrumentality, or any court or arbitrator or alternative dispute resolution body, in each case whether federal, state, local, foreign or supranational.

“Indebtedness” of any Person means, without duplication (i) all items arising from the borrowing of money that, according to GAAP, would be included in determining total liabilities as shown on the consolidated balance sheet of such Person or any Subsidiary of such Person; (ii) all obligations secured by any Lien in property owned by such Person whether or not such obligations shall have been assumed; (iii) all guarantees and similar contingent liabilities with respect to obligations of others; (iv) all monetary obligations under any leasing or similar arrangement which, in accordance with GAAP, consistently applied for the periods covered thereby, is classified as a capital lease; and (v) all other obligations (including, without limitation, letters of credit, surety bonds and other similar instruments) evidencing obligations to others; provided, however, Indebtedness shall not include trade payables incurred in the ordinary course of business and, in the case of the Bank, Indebtedness shall not include deposits or other indebtedness incurred in the ordinary course of business and in accordance with customary banking practices and applicable laws and regulations.

“Insolvent” means, with respect to any Person (i) the present fair saleable value of such Person’s assets is less than the amount required to pay such Person’s total Indebtedness, (ii) such Person is unable to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured or (iii) such Person intends to incur or believes that it will incur debts that would be beyond its ability to pay as such debts mature.

“Internal Control Over Financial Reporting” has the meaning set forth in Section 3(n)(iii).

“Katten” has the meaning set forth in Section 5(c)(v).

“Knowledge” means the actual knowledge of any Person serving on the senior management team of the Company (including the Chairman and Chief Executive Officer, President and Chief Financial Officer), after reasonable inquiry.

“Liability” means any direct or indirect Indebtedness, guaranty, endorsement, claim, loss, damage, deficiency, cost, expense, obligation or responsibility, fixed or unfixed, known or unknown, asserted or unasserted, absolute or contingent, liquidated or unliquidated, secured or unsecured.

“Liens” means any security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges, easements, servitudes, encumbrances and other restrictions of any nature whatsoever.

“Majority of Preferred Holders” means (i) on any date during the period from the date hereof through the Closing, the holders of at least a majority in interest of the Preferred Buyers as represented by the number of Preferred Shares for which such Preferred Buyers have subscribed, and (ii) on any date after the Closing, the holders of at least a majority of the outstanding Preferred Shares on such date.

“Majority of Subdebt Holders” (i) on any date during the period from the date hereof through the Closing, the holders of at least a majority in interest of the Subdebt Buyers as represented by the principal amount of the Notes for which such Subdebt Buyers have subscribed, and (ii) on any date after the Closing, the holders of at least a majority of the principal amount of the Notes on such date or, to the extent the matter relates solely to the Warrants, the holders of at least a majority in interest of the Warrants on such date as represented by the number of underlying Warrant Shares.

“Material Adverse Change” or “Material Adverse Effect” means any fact, event, change, effect, condition, factor or circumstance that individually or in the aggregate with all other facts, changes, events, effects, conditions, factors and circumstances (i) is or is reasonably likely to be materially adverse to the business, financial condition, results of operations, assets, or Liabilities of the Company and its Subsidiaries taken as a whole or (ii) prevents in any material respect the Company’s ability to perform its obligations under this Agreement and the other Transaction Documents or to consummate the Transactions contemplated hereby and thereby; provided that a “Material Adverse Effect” or “Material Adverse Change” shall not be deemed to include any effects to the extent relating to or resulting from (A) changes in accounting principles generally accepted in the United States or regulatory accounting requirements applicable to banks or their holding companies generally (except in each such case for any changes which disproportionately affect the business, financial condition, results of operations, assets, or Liabilities of the Company and its Subsidiaries, taken as a whole, as compared to other industry participants); (B) changes in laws, rules or regulations of general applicability or interpretations thereof (except in each such case for any changes which disproportionately affect the business, financial condition, results of operations, assets, or Liabilities of the Company and its Subsidiaries, taken as a whole, as compared to other industry participants), (C) changes in general economic or market conditions in the United States, including the credit and securities markets, (D) changes in general economic or market conditions in the regions in which the Company and/or its Subsidiaries operate or conduct business or in the markets in which the Company and/or its Subsidiaries conduct lending operations, including the commercial and residential real estate lending markets in the Chicago area (except in each such case for any changes which disproportionately affect the business, financial condition, results of operations, assets, or Liabilities of the Company and its Subsidiaries, taken as a whole, as compared to other industry participants), (E) any changes in the market price or trading volume of the Company’s securities (but not any effect, event, development or change underlying such decrease to the extent that such effect, event, development or change otherwise would constitute a Material Adverse Effect), (F) the announcement or disclosure of the sale of the Securities or other transactions contemplated by this Agreement, or (G) any action taken by the Company that is expressly required by the terms of this Agreement.

“Nasdaq” has the meaning set forth in Section 3(m).

“Notes” has the meaning set forth in the recitals.

“Organizational Documents” means, as to any Person (other than an individual), the articles or certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement, certificate of formation, limited liability company operating agreement, and all other organizational documents of such Person, its certificate or articles of incorporation, by-laws and other organizational documents.

“Outside Date” has the meaning set forth in Section 6(b).

“Person” means any individual, Business Entity, unincorporated association or Governmental Authority.

“Preferred Purchase Price” has the meaning set forth in Section 1(c)(i).

“Preferred Securities” has the meaning set forth in the recitals.

“Preferred Shares” has the meaning set forth in the recitals.

“Regulation D” has the meaning set forth in the recitals.

“Regulatory Agencies” has the meaning set forth in Section 3(i).

“Regulatory Permits” means all licenses, permits, certificates, franchises, ordinances, registrations, qualifications, and other rights, privileges, applications or authorizations filed with, granted or issued by the SEC, any Bank Regulatory Authority, any state securities or blue sky regulatory authority in which the Company maintains offices, or any self-regulatory organization.

“Reports” has the meaning set forth in Section 3(i).

“Representatives” has the meaning set forth in Section 4(e).

“Requirement of Law” means any judgment, order (whether temporary, preliminary or permanent), writ, injunction, decree, statute, rule, regulation, notice, law or ordinance and shall also include any rules, regulations and interpretations of any applicable self-regulatory organizations.

“Rule 144” has the meaning set forth in Section 2(j).

“Sarbanes-Oxley Act” has the meaning set forth in Section 3(k).

“SEC” has the meaning set forth in the recitals.

“Securities” has the meaning set forth in the recitals.

“Series A Preferred Stock” has the meaning set forth in the recitals.

“Series A Registration Rights Agreement” means that certain Registration Rights Agreement, dated as of September 29, 2008, currently in effect among the Company and certain stockholders.

“Series C Certificate of Designations” has the meaning set forth in the recitals.

“Series C Registration Rights Agreement” has the meaning set forth in Section 4(h).

“Short Sales” has the meaning set forth in Section 2(m).

“Subdebt Purchase Price” has the meaning set forth in Section 1(c)(ii).

“Subdebt Securities” has the meaning set forth in the recitals.

“Subsidiaries” means the subsidiaries of the Company set forth on Schedule 3(a) which includes any Business Entity of which the Company (either alone or through or together with one or more other Subsidiaries) (x) owns, directly or indirectly, more than 20% of the stock or other equity interests the holders of which are generally entitled to vote for the election of the board of directors or other governing body of such Business Entity, (y) is a general partner, managing member, trustee or other Person performing similar functions or (z) has control (as defined in Rule 405 under the 1933 Act).

“Transaction Documents” has the meaning set forth in Section 3(d).

“Transactions” means the sale and issuance of the Preferred Shares to the Preferred Buyers, the sale and issuance of the Notes and the related Warrants to the Subdebt Buyers, the issuance of the Conversion Shares, the issuance of the Warrant Shares, and the execution and delivery of the Transaction Documents and the consummation by the Company of all of the transactions contemplated therein.

“Warrants” has the meaning set forth in the recitals.

“Warrant Shares” has the meaning set forth in the recitals.

EXHIBIT B

FORM OF SERIES C CERTIFICATE OF DESIGNATIONS

CERTIFICATE OF DESIGNATIONS

OF

8% NON-CUMULATIVE, CONVERTIBLE PERPETUAL

PREFERRED STOCK, SERIES C

OF

TAYLOR CAPITAL GROUP, INC.

Taylor Capital Group, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “Corporation”), hereby certifies that the following resolution was adopted by the Board of Directors of the Corporation as required by Section 151 of the General Corporation Law of the State of Delaware at a meeting duly called and held on May 21, 2010:

RESOLVED, that pursuant to the authority granted to and vested in the Board of Directors of this Corporation (the “Board of Directors” or the “Board”) in accordance with the Third Amended and Restated Certificate of Incorporation of the Corporation, the Board of Directors hereby creates a series of Preferred Stock, par value $0.01 per share (the “Series C Preferred Stock”), of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences and limitations thereof as follows:

1. Designation and Number of Shares. The designation of the series of preferred stock shall be “8.0% Non-Cumulative Convertible Perpetual Preferred Stock, Series C”. The number of authorized shares of Series C Preferred shall be 1,500,000. The Corporation shall have the authority to issue fractional shares of Series C Preferred.

2. Definitions. As used in this Certificate of Designations, the following terms shall have the meanings set forth below:

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Business Day” means any weekday that is not a legal holiday in New York, New York or Chicago, Illinois and is not a day on which banking institutions in New York, New York or Chicago, Illinois are authorized or required by law or regulation to be closed.

“Closing Price” of the Common Stock on any date of determination means the last reported sale price regular way of the Common Stock on the Nasdaq Global Select Market (or any successor thereto) on such date, as reported by Bloomberg Financial Markets (“Bloomberg”). If the Common Stock is not traded on the Nasdaq Global Select Market (or any successor thereto) on any date of determination, the Closing Price of the Common Stock on such date of determination means the last reported sale price regular way of the Common Stock on the principal U.S. national securities exchange on which the Common Stock is so listed on such date, as reported by Bloomberg, or if the Common Stock is not so listed on a U.S. national securities exchange, but is quoted on the OTC Bulletin Board (or any successor thereof), the last quoted bid price on such date for the Common Stock, as reported by Bloomberg, or if the Common Stock is not listed on a national securities exchange or quoted on the OTC Bulletin Board (or any successor thereof) on such date, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or a similar organization on such date, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained by the Corporation for this purpose.

“Common Stock” means the common stock of the Corporation, par value $0.01 per share, or any other capital stock of the Corporation into which such common stock shall be reclassified or changed.

“Conversion Agent” means the Transfer Agent acting in its capacity as conversion agent for the shares of the Series C Preferred, and its successors and assigns.

“Conversion at the Option of the Corporation Date” has the meaning set forth in Section 6(c).

“Conversion Date” means the earlier of (x) the Conversion at the Option of the Corporation Date, or (y) in the case of any given shares of Series A Preferred, the date on which the Holder of such shares satisfies all of the requirements of Section 5(f).

“Conversion Price” is $12.28, subject to adjustment from time to time in accordance with Section 7.

“Conversion Rate” means, for each share of Series C Preferred, an amount equal to the quotient of $25.00 (subject to adjustment for stock splits, combinations or reclassifications of the Series C Preferred), divided by the Conversion Price in effect at the time of conversion.

“Convertible Securities” means any securities or rights issued by the Corporation that are convertible into, or exercisable or exchangeable for, capital stock of the Corporation.

“Distribution” shall have the meaning set forth in Section 7(b).

“Dividend Payment Date” shall have the meaning set forth in Section 3(a).

“Dividend Period” means the period from and including the date of issuance of the Series C Preferred or any Dividend Payment Date, as the case may be, to, but excluding, the next Dividend Payment Date.

“Dividend Record Date” shall have the meaning set forth in Section 3(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder.

“Ex-date” when used with respect to any issuance or distribution, means the first date on which the shares of Common Stock or other securities trade without the right to receive such issuance or distribution.

“Fifth Anniversary Date” means                    , 2015.

“Holder” means the Person in whose name shares of the Series C Preferred are registered, which may be treated by the Corporation, Transfer Agent, paying agent and Conversion Agent as the absolute owner of such shares of Series C Preferred for the purpose of making payment and settling the related conversions and for all other purposes.

“Junior Stock” means the Common Stock, Convertible Securities and any other class or series of capital stock of the Corporation now or hereafter authorized, other than Senior Stock or Parity Stock.

“Liens” means any security interests, liens, claims, pledges, mortgages, options, rights of first refusal, agreements, limitations on voting rights, charges, easements, servitudes, encumbrances and other restrictions of any nature whatsoever.

“Liquidation Event” shall have the meaning set forth in Section 4(a).

“Mandatory Conversion Event” means the earlier to occur of the following dates:

(i) the Fifth Anniversary Date; and

(ii) the first date on which the VWAP of the Common Stock equals or has exceeded 130% of the then applicable Conversion Price of the Series C Preferred for at least 20 Trading Days within any period of 30 consecutive Trading Days occurring after                     , 2013.

“New Securities” means any shares of capital stock or Convertible Securities other than: (i) capital stock issued or issuable on conversion or exercise of the Series C Preferred or other Convertible Securities, including any shares of capital stock issued or issuable pursuant to the terms of any New Securities; (ii) capital stock or Convertible Securities offered or issued by the Corporation pursuant to any Public Offering; (iii) capital stock or Convertible Securities issued in connection with any stock split, payment of a dividend or other distribution in respect of the Corporation’s capital stock or any recapitalization of the Corporation; (iv) capital stock or Convertible Securities issued to any Person in connection with any acquisition of the stock or assets of another Person by the Corporation or any of its subsidiaries by merger, purchase, joint venture or other reorganization or business combination; (v) shares of Common Stock or Convertible Securities to employees, officers, directors or consultants of the Corporation or any of its subsidiaries or to any other Person for services rendered; or (vi) capital stock issued to any Person in connection with a debt financing consummated by the Corporation or any of its subsidiaries.

“Notice of Conversion at the Option of the Corporation” has the meaning set forth in Section 6(c).

“Officer” means each of the Chief Executive Officer, the Chairman, the Chief Financial Officer, the Controller, the Treasurer, the General Counsel and Corporate Secretary and any Assistant Secretary of the Corporation.

“Officers’ Certificate” means a certificate signed by (i) the Chief Executive Officer, the Chairman, the Chief Financial Officer or the Controller of the corporation, and (ii) the Treasurer, the General Counsel, the Corporate Secretary or any Assistant Secretary of the Corporation, and delivered to the Conversion Agent.

“Parity Stock” means any class or series of capital stock of the Corporation the terms of which do not expressly provide that such class or series will rank senior or junior to the Series C Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively), including without limitation, the Fixed Rate Cumulative Perpetual Preferred Stock, Series B, of the Corporation outstanding as of the date of this Certificate of Designations.

“Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

“Investors” means each of Prairie Capital IV, L.P. and Prairie Capital IV QP, L.P.

“Public Offering” means a bona fide firm commitment underwritten public offering of securities of the Corporation or any of its subsidiaries.

“Purchase Rights” has the meaning set forth in Section 7(c).

“Relevant Exchange” means any exchange or quotation system on which the Closing Price is determined pursuant to the definition of the Trading Day.

“Sale Transaction” means any consolidation or merger of the Corporation or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the property and assets of the Corporation to any Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting stock of the Corporation immediately prior to such transaction beneficially own, directly or indirectly, voting stock representing a majority of the total voting power of all outstanding classes of voting stock of the continuing or surviving Person immediately after the transaction.

“SEC” means the Securities and Exchange Commission.

“Senior Stock” means any class or series of capital stock of the Corporation the terms of which expressly provide that such class or series will rank senior to the Series C Preferred Stock as to dividend rights and/or as to rights on liquidation, dissolution or winding up of the Corporation (in each case, without regard to whether dividends accrue cumulatively or non-cumulatively).

“Trading Day” means, for purposes of determining a VWAP or Closing Price per share of Common Stock or a Closing Price, any Business Day on which shares of the Common Stock are traded on the Relevant Exchange; provided that Trading Day shall not include any day on which shares of the Common Stock are scheduled to trade, or actually trade, on the Relevant Exchange for less than 3.5 hours.

“Transfer Agent” means the Corporation acting as Transfer Agent, registrar, paying agent and Conversion Agent for the Series C Preferred, and its successors and assigns.

“VWAP” of the Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page C UN <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the official open of trading on the relevant Trading Day until the official close of trading on the relevant Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Corporation) retained for this purpose by the Corporation).

3. Dividends.

(a) Rate. Holders shall be entitled to receive, if, as and when declared by the Corporation’s Board of Directors or any duly authorized committee thereof, but only out of assets legally available therefor, non-cumulative dividends on the liquidation preference of $25.00 per share (subject to adjustment for stock splits, combinations or reclassifications of the Series C Preferred) of Series C Preferred, and no more, payable quarterly in arrears on each January 15, April 15, July 15 and October 15, commencing on October 15, 2010; provided, however, if any such day is not a Business Day, then payment of any dividend otherwise payable on that date will be made on the next succeeding day that is a Business Day, unless that next succeeding day falls in the next calendar year, in which case payment of such dividend will occur on the immediately preceding Business Day (in either case, without any interest or other payment in respect of such delay) (each such day on which dividends are payable a “Dividend Payment Date”). Dividends on each share of Series C Preferred will accrue on the liquidation preference of $25.00 per share (subject to adjustment for stock splits, combinations or reclassifications of the Series C Preferred) at a rate per annum equal to 8.0%. The record date for payment of dividends on the Series C Preferred will be the 30th day of the calendar month immediately preceding the month during which the Dividend Payment Date falls or such other record date fixed by the Corporation’s Board of Directors or any other duly authorized committee thereof that is not more than 30 nor less than 10 days prior to such Dividend Payment Date (each, a “Dividend Record Date”). Any such day that is a Dividend Record Date will be a Dividend Record Date whether or not such day is a Business Day. The amount of dividends payable will be computed on the basis of a 360-day year of twelve 30-day months. Dividends shall be payable in cash.

(b) Non-Cumulative Dividends. If the Corporation’s Board of Directors or any duly authorized committee thereof does not declare a dividend on the Series C Preferred for any Dividend Period prior to the related Dividend Payment Date, that dividend will not accrue, and the Corporation will have no obligation to pay, and Holders shall have no right to receive, a dividend for that Dividend Period on the related Dividend Payment Date or at any future time, whether or not dividends on the Series C Preferred or any other series of preferred stock or Common Stock are declared for any subsequent Dividend Period. References herein to the “accrual” of dividends refer only to the determination of the amount of such dividend and do not imply that any right to a dividend arises prior to the date on which a dividend is declared.

(c) Priority of Dividends. So long as any share of Series C Preferred remains outstanding, no dividend or distribution shall be declared or paid on the Common Stock or any other shares of Junior Stock (other than dividends or distributions payable solely in shares of Common Stock) or, subject to Section 3(d), Parity Stock (other than dividends or distributions payable solely in shares of Parity Stock or Junior Stock), and no Common Stock, Junior Stock or Parity Stock shall be, directly or indirectly, purchased, redeemed or otherwise acquired for consideration by the Corporation or any of its subsidiaries unless, as of such date (the “Determination Date”), the full dividend on all outstanding shares of Series C Preferred for the Dividend Period in which such Determination Date falls has been or is contemporaneously declared and paid in full (or has been declared and a sum sufficient for the payment thereof has been set aside for the benefit of the Holders of shares of Series C Preferred as of the next Dividend Record Date). The foregoing limitation shall not apply to (i) redemptions, purchases or other acquisitions of shares of Common Stock or other Junior Stock in connection with the administration of any employee benefit plan in the ordinary course of business; (ii) any dividends or distributions of rights or Junior Stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (iii) the acquisition by the Corporation or any of its subsidiaries of record ownership in Junior Stock or Parity Stock for the beneficial ownership of any other Persons (other than the Corporation or any of its subsidiaries), including as trustees or custodians; and (iv) the exchange or conversion of Junior Stock for or into other Junior Stock or of Parity Stock for or into other Parity Stock (with the same or lesser aggregate liquidation amount) or Junior Stock, in each case, solely to the extent required pursuant to binding contractual agreements entered into prior to the effective date of this Certificate of Designations or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for Common Stock.

(d) Pro Rata Distribution of Dividends. Except as provided below, for so long as any share of Series C Preferred remains outstanding, if dividends are not declared and paid in full upon the shares of Series C Preferred and any class or series of Parity Stock (which, in the case of Parity Stock having dividend payment dates different from the Dividend Payment Dates, means the dividend payment date falling within the Dividend Period related to such Dividend Payment Date) on a Dividend Payment Date, then all dividends declared upon shares of Series C Preferred and all such Parity Stock and payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from such Dividend Payment Date, the dividends payable on the dividend payment date falling within the Dividend Period related to such Dividend Payment Date) will be declared on a proportional basis so that the amount of dividends declared upon the shares of Series C Preferred will bear to such Parity Stock the same ratio that accrued dividends on the shares of Series C Preferred and Parity Stock payable on such Dividend Payment Date (or, in the case of Parity Stock having dividend payment dates different from such Dividend Payment Date, the dividends payable on the dividend payment date falling within the Dividend Period related to such Dividend Payment Date and including, in the case of Parity Stock that bears cumulative dividends, all accrued but unpaid dividends) bear to each other.

(e) Dividends on Junior Stock. Subject to the foregoing limitations and restrictions set forth in Sections 3(c) and 3(d), and not otherwise, such dividends payable in cash, stock or otherwise, as may be determined by the Corporation’s Board of Directors or any duly authorized committee thereof, may be declared and paid on any Junior Stock from time to time out of any assets legally available for such payment, and Holders will not be entitled to participate in those dividends.

(f) Conversion Following A Record Date. If a Conversion Date for any shares of Series C Preferred is prior to the close of business on a Dividend Record Date for any declared dividend for the then-current Dividend Period, the Holder of such shares will not be entitled to any such dividend. If the Conversion Date for any shares of Series C Preferred is after the close of business on a Dividend Record Date for any declared dividend for the then-current Dividend Period, but prior to the corresponding Dividend Payment Date, the Holder of such shares shall be entitled to receive such dividend on the Dividend Payment Date, notwithstanding the conversion of such shares prior to the Dividend Payment Date. However, such shares of Series C Preferred, upon surrender for conversion, must be accompanied by funds equal to the dividend payable with respect to such shares of Series C Preferred on such Dividend Payment Date; provided that no such payment need be made (i) if the Corporation has issued a notice of a Sale Transaction during the then-current Dividend Period or (ii) if the Corporation has issued a Notice of Conversion at the Option of the Corporation.

4. Liquidation Rights.

(a) Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation (a “Liquidation Event”) the Holders shall be entitled, out of assets legally available therefor, before any distribution or payment out of the assets of the Corporation may be made to or set aside with respect to any Junior Stock and subject to the rights of the Corporation’s creditors, to receive in full a liquidating distribution in the amount of the liquidation preference of $25.00 per share (subject to adjustment for stock splits, combinations or reclassifications of the Series C Preferred), plus an amount equal to any accrued dividends thereon from the last Dividend Payment Date to, but excluding, the date of the Liquidation Event if and to the extent declared. Holders shall not be entitled to any further payments in the event of any such Liquidation Event other than what is expressly provided for in this Section 4.

(b) Partial Payment. If the assets of the Corporation are not sufficient to pay in full the liquidation preference plus any dividends which have been declared but not yet paid to all Holders, the amounts paid to the Holders and the holders of any Parity Stock shall be pro rata in accordance with the respective aggregate liquidating distributions to which they would otherwise be entitled.

(c) Residual Distributions. If the respective aggregate liquidating distributions to which all Holders and the holders of any Parity Stock are entitled have been paid, the holders of Junior Stock shall be entitled to receive all remaining assets of the Corporation according to their respective rights and preferences.

(d) Merger, Consolidation and Sale of Assets Not Liquidation. For purposes of this Section 4, the merger or consolidation of the Corporation with any other corporation or other entity, including a merger or consolidation in which the holders of Series C Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation.

5. Right of the Holders to Convert.

(a) General. Each Holder shall have the right, at such Holder’s option, to convert all or any portion of such Holder’s Series C Preferred at any time into shares of Common Stock at the Conversion Rate per share of Series C Preferred (subject to the conversion procedures of this Section 5 and the other provisions hereof), plus cash in lieu of fractional shares.

(b) Beneficial Ownership Limitation.

(i) Notwithstanding Section 5(a), the Corporation shall not effect any conversion of shares of Series C Preferred held by any Prairie Investor, or any Affiliate of any Prairie Investor (collectively, the “Limited Holders”), and a Limited Holder shall not have the right to convert any shares of Series C Preferred to the extent that, after giving effect to the conversion set forth in the applicable Conversion Notice, such Limited Holder (together with such Limited Holder’s Affiliates, and any other person or entity acting as a group together with such Limited Holder or any of such Limited Holder’s Affiliates) would beneficially own in excess of 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock upon the conversion of the Series C Preferred by the applicable Limited Holder as set forth in the applicable conversion notice or exercise notice (the “Beneficial Ownership Limitation”).

(ii) For purposes of this Section 5(b), the number of shares of Common Stock beneficially owned by a Limited Holder and its Affiliates shall include the number of shares of Common Stock issuable upon conversion of the Series C Preferred with respect to which such determination is being made, but shall exclude the number of shares of Common Stock which are issuable upon (i) conversion of any remaining, unconverted shares of Series C Preferred beneficially owned by such Limited Holder or any of its Affiliates, and (iii) exercise or conversion of the unexercised or unconverted portion of any other securities of the Corporation subject to a limitation on conversion or exercise analogous to the limitation contained herein beneficially owned by such Limited Holder or any of its Affiliates. Except as set forth in the preceding sentence, for purposes of this Section 5(b), beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, and any determination as to any group status as contemplated above shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. The submission by a Limited Holder of a conversion notice with respect to any Series C Preferred shall be deemed to be a representation by such Limited Holder that such Limited Holder has determined that all of the shares of Series C Preferred to be converted as set forth in such conversion notice may be converted without violating the restrictions set forth in this Section 5(b), and the Corporation shall have no obligation to verify or confirm the accuracy of such determination. For purposes of this Section 5(b), in determining the number of outstanding shares of Common Stock, a Limited Holder may rely on the number of outstanding shares of Common Stock as stated in the most recent of the following: (A) the Corporation’s most recent quarterly or annual report filed with Commission, as the case may be, (B) a more recent public announcement by the Corporation or (C) a more recent written notice by the Corporation or the Corporation’s transfer agent setting forth the number of shares of Common Stock outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of securities of the Corporation, including the Series C Preferred, by such Limited Holder or its Affiliates since the date as of which such number of outstanding shares of Common Stock was reported.

(iii) Notwithstanding the foregoing, the Beneficial Ownership Limitation shall not apply to any conversion of the Series C Preferred (i) at the option of the Corporation pursuant to Section 6, or (ii) immediately prior to the consummation of a Sale Transaction (provided that the Limited Holder may submit a conversion notice, or exercise notice, with respect to such conversion or exercise prior thereto and contingent thereon).

(iv) This Section 5(b) shall terminate and be of no further force or effect upon the Limited Holders delivering written notice to the Corporation that the Limited Holders shall have received all governmental and other approvals and non-control determinations that such Limited Holders deem required or appropriate.

(c) Conversion Date. Effective immediately prior to the close of business on any applicable Conversion Date, dividends shall no longer be declared on any such converted shares of Series C Preferred, and such shares of Series C Preferred shall represent only the right to receive shares of Common Stock issuable upon conversion of such shares, provided that Holders shall have the right to receive any declared and unpaid dividends on such shares and any other payments to which they are otherwise entitled pursuant to the terms hereof, subject to the terms of Section 3(f).

(d) Rights Prior to Conversion. No allowance or adjustment, except pursuant to Section 7, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on any applicable Conversion Date. Prior to the close of business on any applicable Conversion Date, shares of Common Stock issuable upon conversion of, or other securities issuable upon conversion of, any shares of Series C Preferred shall not be deemed outstanding for any purpose, and Holders shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion or rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding shares of Series C Preferred.

(e) Record Holder as of Conversion Date. The Person or Persons entitled to receive the Common Stock issuable upon conversion of Series C Preferred on any Conversion Date shall be treated for all purposes as the record holder(s) of such shares of Common Stock as of the close of business on such Conversion Date. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series C Preferred should be registered or paid or the manner in which such shares should be delivered, the Corporation shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Corporation.

(f) Conversion Procedure. On the date of any conversion, if a Holder’s interest is in certificated form, such Holder must do each of the following in order to convert:

(i) complete and manually sign an irrevocable conversion notice in the form provided by the Conversion Agent (a “Conversion Notice”), or a facsimile of such Conversion Notice, and deliver such Conversion Notice to the Conversion Agent;

(ii) surrender the shares of Series C Preferred to the Conversion Agent;

(iii) if required, furnish appropriate endorsements and transfer documents;

(iv) if required, pay any stock transfer, documentary, stamp or similar taxes not payable by the Corporation pursuant to Section 15(a); and

(v) if required, pay funds equal to any declared and unpaid dividend payable on the next Dividend Payment Date to which such Holder is entitled.

Notwithstanding the foregoing, a Conversion Notice given by any Holder in contemplation of a Sale Transaction or a Public Offering of Common Stock may be revocable and conditional upon the consummation of such Sale Transaction or Public Offering, as applicable.

The Conversion Agent shall, on a Holder’s behalf, convert the Series C Preferred into shares of Common Stock, in accordance with the terms of the notice delivered by such Holder described in clause (i) of this Section 5(f).

6. Conversion at the Option of the Corporation.

(a) Corporation Conversion Right. The Corporation shall have the right, at its option, to cause some or all of the Series C Preferred to be converted into shares of Common Stock at the then-applicable Conversion Rate at any time after a Mandatory Conversion Event.

(b) Partial Conversion. If the Corporation elects to cause less than all the shares of the Series C Preferred to be converted under Section 6(a), the Conversion Agent shall select the shares of Series C Preferred to be converted on a pro rata basis.

(c) Conversion Procedure. In order to exercise the conversion right described in this Section 6, the Corporation shall provide notice of such conversion to each Holder (such notice, a “Notice of Conversion at the Option of the Corporation”). The Conversion Date shall be a date selected by the Corporation (the “Conversion at the Option of the Corporation Date”)

that shall be no more than 20 days after the date on which the Corporation provides such Notice of Conversion at the Option of the Corporation. In addition to any information required by applicable law or regulation, the Notice of Conversion at the Option of the Corporation shall state, as appropriate:

(i) the Conversion at the Option of the Corporation Date;

(ii) the aggregate number of shares of Series C Preferred to be converted; and

(iii) the number of shares of Common Stock to be issued upon conversion of each share of Series C Preferred and, if fewer than all the shares of Series C Preferred of a Holder are to be converted, the number of such shares to be converted.

7. Anti-Dilution Adjustments.

(a) General. If the Corporation at any time after the effective date hereof subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced and the number of shares of Common Stock obtainable upon exercise of the Series C Preferred will be proportionately increased. If the Corporation at any time after the effective date hereof combines (by combination, reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will be proportionately increased and the number of shares of Common Stock obtainable upon exercise of the Series C Preferred will be proportionately decreased.

(b) Distribution of Assets. If the Corporation shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of Common Stock, by way of return of capital or otherwise (including any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement or other similar transaction but excluding any ordinary cash dividend payable with respect to the Common Stock consistent with past practice) (a “Distribution”), at any time after the issuance of the Series C Preferred and prior to a Conversion Date, then, in each such case, the Conversion Price in effect immediately prior to the close of business on the record date fixed for the determination of holders of Common Stock entitled to receive the Distribution shall be reduced, effective as of the close of business on such record date, to a price determined by multiplying such Conversion Price by a fraction of which (A) the numerator shall be the VWAP of the Common Stock on the Trading Day immediately preceding such record date minus the value of the Distribution (as determined in good faith by the Board of Directors) applicable to one share of Common Stock, and (B) the denominator shall be the VWAP of the Common Stock on the Trading Day immediately preceding such record date.

(c) Purchase Rights. If at any time the Corporation grants, issues or sells any options to purchase shares of Common Stock, convertible securities or rights to purchase stock, warrants, securities or other property pro rata to the record holders of its Common Stock (the “Purchase Rights”) prior to a Conversion Date, then each Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights that such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete conversion of such Holder’s shares of Series C Preferred immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

(d) No Fractional Shares. No fractional shares of Common Stock will be issued to Holders of the Series C Preferred upon any conversion. In lieu of fractional shares otherwise issuable, the Holders will be entitled to receive an amount in cash equal to the fraction of a share of Common Stock, calculated on an aggregate basis in respect of the shares of Series C Preferred being converted, multiplied by the Closing Price of the Common Stock on the Trading Day immediately preceding the applicable Conversion Date.

8. Voting Rights.

(a) General. The Holders shall not be entitled to vote on any matter except as set forth in this Section 8 or as otherwise required by Delaware law.

(b) General Voting Rights. Each share of Series C Preferred shall entitle the Holder thereof to vote on all matters voted on by holders of the capital stock of the Corporation into which such share of Series C Preferred is convertible, voting together as a single class with the other shares entitled to vote, at all meetings of stockholders of the Corporation, including with respect to the election of directors. With respect to any such vote in which the Holders participate, the shares of Series C Preferred shall entitle the Holder thereof to cast the number of votes equal to the total number of votes which could be cast in such vote by a holder of the number of shares of capital stock of the Corporation into which such shares of Series C Preferred are convertible on the record date for such vote.

(c) Approval Rights. Except as otherwise required by applicable law, the consent of the Holders of a majority of the number of shares of Series C Preferred at the time outstanding, given in person or by proxy, either in writing or by vote, at a special or annual meeting, voting or consenting as a separate class, shall be necessary to: (i) authorize or issue, or obligate the Corporation to issue, any Senior Stock or Parity Stock; (ii) increase the authorized number of shares of Series C Preferred; (iii) enter any agreement, contract or understanding or otherwise incur any obligation which by its terms would violate or be in conflict in any material respect with the rights or preferences of the Series C Preferred designated hereunder; (iv) amend the Certificate of Incorporation or By-laws of the Corporation, if such amendment would alter or change the powers, preferences or special rights of the Holders of the Series C Preferred so as to affect them adversely; or (v) amend or waive any provision of this Certificate of Designations.

(d) Any action, including any vote required or permitted to be taken at any annual or special meeting of stockholders of the Corporation, that requires a separate vote of the Holders of Series C Preferred voting as a single class, may be taken by the Holders of Series C Preferred without a meeting, without prior notice and without a vote, if a consent or consents in writing or electronic transmission, setting forth the action so taken, shall be given by the Holders of Series C Preferred having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares of Series C Preferred entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to the Corporate Secretary of the Corporation at its principal executive office.

9. Preemptive Rights. Until the earlier of (x) the first date on which less than 400,000 shares of Series C Preferred are outstanding (subject to adjustment for stock splits, combinations or reclassifications of the Series C Preferred) and (y)                     , 2012:

(a) Each Holder shall have the right to purchase, pro rata, a portion of any New Securities that the Corporation proposes to sell and issue. Each Holder’s pro rata share of New Securities, for the purposes of this right, shall be equal to the ratio of (i) the number of shares of Common Stock into which the shares of Series C Preferred held by such Holder at the time the New Securities are offered are then convertible, divided by (ii) the sum of (x) to the total number of then outstanding shares of Common Stock, plus (y) the number of shares of Common Stock then issuable upon all other then outstanding shares of Convertible Securities, including the Series C Preferred.

(b) If the Corporation proposes to issue New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, the price and the general terms and conditions upon which the Corporation proposes to issue the same. Each such Holder shall have ten calendar days from the giving of such notice to agree to purchase its pro rata share of the New Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased.

(c) If any of the Holders fails to exercise its right under this Section 9 to purchase its pro-rata share of the New Securities within ten calendar days following the date of the first notice contemplated by Section 9(b), the Corporation shall have until the 90th day following such date to enter into a letter of intent or definitive agreement and a period of 90 days thereafter to sell any of the New Securities in respect of which such Holder’s rights were not exercised, at a price no more favorable to the purchasers thereof than specified in the Corporation’s notice to the Holders pursuant to Section 9(b). If the Corporation has not entered into such a letter of intent or agreement or sold such New Securities within such period, the Corporation shall not thereafter issue or sell any such New Securities without again first offering such securities to the Holders in the manner provided in this Section 9.

10. Unissued or Reacquired Shares. Shares of Series C Preferred that have been issued and converted, redeemed or otherwise purchased or acquired by the Corporation shall be retired upon their acquisition, shall not be reissued as shares of Series C Preferred and, upon the taking of any action required by law, shall be restored to the status of authorized but unissued shares of preferred stock without designation as to series.

11. No Sinking Fund. Shares of Series C Preferred are not subject to the operation of a sinking fund.

12. Reservation of Common Stock.

(a) Sufficient Shares. The Corporation shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the

Corporation, solely for issuance upon the conversion of shares of Series C Preferred as provided in this Certificate of Designations, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series C Preferred then outstanding.

(b) Use of Acquired Shares. Notwithstanding the foregoing, the Corporation shall be entitled to deliver upon conversion of shares of Series C Preferred, as herein provided, shares of Common Stock acquired by the Corporation and held as treasury shares (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(c) Free and Clear Delivery. All shares of Common Stock delivered upon conversion of the Series C Preferred shall, upon issuance, be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

(d) Compliance with Law. Prior to the delivery of any securities that the Corporation shall be obligated to deliver upon conversion of the Series C Preferred, the Corporation shall use its reasonable best efforts to comply with any federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

(e) Listing. The Corporation hereby covenants and agrees that, if at any time the Common Stock shall be traded on the Nasdaq Global Select Market or any other national securities exchange, the Corporation will, if permitted by the rules of such exchange, list and keep listed, so long as the Common Stock shall be so listed on such exchange, all the Common Stock issuable upon conversion of the Series C Preferred; provided, however, that if the rules of such exchange require the Corporation to defer the listing of such Common Stock until the first conversion of Series C Preferred into Common Stock in accordance with the provisions hereof, the Corporation covenants to list such Common Stock issuable upon conversion of the Series C Preferred in accordance with the requirements of such exchange at such time.

13. Transfer Agent, Conversion Agent and Paying Agent. The duly appointed Transfer Agent, Conversion Agent and paying agent for the Series C Preferred shall be the Corporation. The Corporation may appoint a successor transfer agent that shall accept such appointment prior to the effectiveness of such removal. Upon any such appointment, the Corporation shall send notice thereof by first-class mail, postage prepaid, to the Holders.

14. Mutilated, Destroyed, Stolen and Lost Certificates. If physical certificates are issued, the Corporation shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Transfer Agent. The Corporation shall replace any certificate that becomes destroyed, stolen or lost, at the Holder’s expense, upon delivery to the Corporation and the Transfer Agent of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity and bond that may be required by the Transfer Agent or the Corporation.

15. Taxes.

(a) Transfer Taxes. The Corporation shall pay any and all stock transfer, documentary, stamp and similar taxes that may be payable in respect of any issuance or delivery of shares of Series C Preferred or shares of Common Stock or other securities issued on account of Series C Preferred pursuant hereto or certificates representing such shares or securities; provided, however, that the Corporation shall not be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series C Preferred, shares of Common Stock or other securities in a name other than that in which the shares of Series C Preferred with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been, or will be, paid or is not payable.

(b) Withholding. All payments and distributions (or deemed distributions) on the shares of Series C Preferred (and on the shares of Common Stock received upon their conversion) shall be subject to withholding and backup withholding of tax to the extent required by law, subject to applicable exemptions, and amounts withheld, if any, shall be treated as received by the Holders.

16. Notices. All notices referred to in this Certificate of Designations shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given (i) upon receipt, when delivered personally; (ii) one Business Day after deposit with an overnight courier service; or (iii) three Business Days after the mailing thereof if sent by registered or certified mail (unless first class mail shall be specifically permitted for such notice under the terms of this Certificate of Designations) with postage prepaid, in each case addressed: (x) if to the Corporation, to its office at 9550 West Higgins Road, Rosemont, Illinois 60018 (Attention: Corporate Secretary), or (y) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Corporation (which may include the records of the Transfer Agent) or (z) to such other address as the Corporation or any such Holder, as the case may be, shall have designated by notice similarly given.

EXHIBIT C

FORM OF NOTE

THIS SUBORDINATED NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE. EXCEPT AS OTHERWISE PROVIDED IN THE PURCHASE AGREEMENT REFERENCED IN THIS SUBORDINATED NOTE, THIS SUBORDINATED NOTE MAY NOT BE OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THIS SUBORDINATED NOTE UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE OR OTHER LAWS AS MAY BE APPLICABLE, OR RECEIPT BY TAYLOR CAPITAL GROUP, INC. OF AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

THIS OBLIGATION IS NOT A DEPOSIT AND IS NOT INSURED BY THE UNITED STATES OR ANY AGENCY OR FUND OF THE UNITED STATES, INCLUDING THE FEDERAL DEPOSIT INSURANCE CORPORATION. THIS OBLIGATION IS SUBORDINATED TO THE CLAIMS OF THE GENERAL AND SECURED CREDITORS OF TAYLOR CAPITAL GROUP, INC.

THIS NOTE HAS BEEN ISSUED WITH ORIGINAL ISSUE DISCOUNT, AND AS REQUIRED BY TREASURY REGULATION §1.1275-3(b)(1), INFORMATION REGARDING THE ISSUE PRICE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT, THE ISSUE DATE AND THE YIELD TO MATURITY MAY BE OBTAINED FROM THE MAKER (AS DEFINED BELOW) BY CONTACTING THE GENERAL COUNSEL OF TAYLOR CAPITAL GROUP, INC. AT (847) 653-7978.

8% SUBORDINATED NOTE DUE 2020

$[ ]	[ ], 2010
SNA-[ ]	CUSIP [ ]

FOR VALUE RECEIVED, the undersigned, Taylor Capital Group, Inc. (the “Maker”), hereby promises to pay to [                            ] (“Purchaser”) or its registered assigns, at such place as the holder may designate from time to time in a written notice to the Maker, the principal sum of [                     ($                    )] on [            ], 2020 (the “Maturity Date”) or any earlier date of acceleration of the Maturity Date, and to pay interest on the outstanding principal amount of this 8% Subordinated Note Due 2020 (this “Note”) from [            ], 2010, quarterly on the fifteenth day of the last month of each calendar quarter, commencing on           ,2010 (each, an “Interest Payment Date”), at a rate per annum of 8% prior to the Maturity Date and, if the outstanding principal amount of this Note is not paid in full on the Maturity Date, at a rate equal to 12% per annum on and after the Maturity Date until the principal hereof shall have been paid or duly provided for. Unless expressly prohibited by applicable law, any accrued interest that is not paid when due shall bear interest until paid in full at a rate equal to 8% per annum prior to the Maturity Date and at a rate equal to 12% per annum on and after the Maturity Date.

This Note is one of the 8% Subordinated Notes due 2020 of the Maker referred to in the Securities Purchase Agreement (as may be amended, modified, or restated from time to time), dated May 21, 2010, by and among the Maker, Purchaser and the other investors party thereto (the “Purchase Agreement”). All of the other 8% Subordinated Notes due 2020 of the Maker of even date herewith (as may be amended, modified or restated from time to time) are collectively referred to herein as the “Other Notes,” and this Note and the Other Notes are collectively referred to herein as the “Notes.” Capitalized terms used in this Note are defined in the Purchase Agreement, unless otherwise expressly stated herein. This Note is entitled to the benefits of the Purchase Agreement and is subject to all of the agreements, terms and conditions contained therein, all of which are incorporated herein by this reference. This Note may not be prepaid at any time prior to the second anniversary of the date of this Note. This Note may be prepaid, in whole or in part, at any time from and after the second anniversary of the date of this Note, but prior to the fifth anniversary of the date of this Note; provided that any such prepayment shall be subject to the Applicable Prepayment Premium, as set forth below. This Note may be prepaid, in whole or in part, without premium or penalty, at any time from and after the fifth anniversary of the date of this Note. Any prepayment of this Note, in whole or in part, shall be made on the following terms and conditions: (a) the Maker shall give the holder at least three Business Days’ prior written notice of its intent to make each prepayment; and (b) each prepayment shall be made in immediately available funds and shall be made by paying (x) with respect to any prepayment, in whole or in part, from and after the second anniversary of the date of this Note, but prior to the fifth anniversary of the date of this Note, the Applicable Prepayment Premium, together with unpaid accrued interest on the principal amount to be prepaid to the date of prepayment, or (y) with respect to any prepayment, in whole or in part, from and after the fifth anniversary of the date of this Note, the principal amount to be prepaid, together with unpaid accrued interest thereon to the date of prepayment. For purposes of this Note, “Applicable Prepayment Premium” means, (A) with respect to any prepayment, in whole or in part, from and after the second anniversary of the date of this Note, but prior to the third anniversary of the date of this Note, 102.5% of the principal amount to be prepaid, (B) with respect to any prepayment, in whole or in part, from and after the third anniversary of the date of this Note, but prior to the fourth anniversary of the date of this Note, 101.5% of the principal amount to be prepaid, and (C) with respect to any prepayment, in whole or in part, from and after the fourth anniversary of the date of this Note, but prior to the fifth anniversary of the date of this Note, 100.5% of the principal amount to be prepaid. Notwithstanding the foregoing, the Maker may not make any prepayment of this Note unless (i) all accrued interest that is then due and payable under the Notes shall have been paid in full, (ii) the Maker simultaneously prepays the same percentage of the outstanding principal amount of each Other Note, and (iii) the Maker shall have received the prior written approval of any governmental agency or body with proper jurisdiction over Maker, if required.

Interest on the principal amount of this Note from time to time outstanding shall be computed on the basis of the actual number of days elapsed over a 360-day year, consisting of twelve (12) 30-day months. In no event, however, shall the interest rate hereunder exceed the maximum rate permitted by law.

In the event the Maker can pay some, but not all, of the aggregate interest payable on the outstanding Notes on any Interest Payment Date, or of the aggregate outstanding principal of the Notes on the Maturity Date, or of any fees or other obligations payable under the Notes on the due date therefor, the Maker shall apportion the aggregate payment made by it on such Interest Payment Date, Maturity Date or other due date ratably among the Notes in proportion to the respective outstanding principal balances thereof; provided that the foregoing shall not affect any right of the holder of this Note to receive payment in full of such interest, principal or other amount on such Interest Payment Date, Maturity Date or other due date, as the case may be, or otherwise limit any rights and remedies of the holder of this Note with respect thereto.

Any of the following events shall represent an event of default under this Note (each, an “Event of Default”): (i) a court or administrative or governmental agency or body with proper jurisdiction to do so shall enter a decree or order for the appointment of the Federal Deposit Insurance Corporation (the “FDIC”), the Illinois Department of Financial and Professional Regulation (the “DFPR”), any successor agency to the FDIC or the DFPR, or any other governmental agency or body with proper jurisdiction, as applicable, as receiver of Cole Taylor Bank (“Bank”); (ii) the Bank shall consent to the appointment of the FDIC, the DFPR, any successor agency to the FDIC or the DFPR, or any other governmental agency or body with proper jurisdiction, as applicable, as receiver for it; (iii) Maker shall (a) voluntarily commence any proceeding or file any petition for relief under Title 11 of the United States Code or any other federal or state bankruptcy, insolvency or similar law, (b) consent to the institution of, or be subject to the filing of any such petition, (c) apply for or be subject to the appointment of a receiver, trustee, custodian or similar official for Maker or its property or assets, or (d) make a general assignment for the benefit of creditors; (iv) the Maker breaches the Dividend Covenant or the Organic Change Covenant (each as defined below); (v) the Maker fails to pay, when due, any principal of this Note or fails to pay any interest due on this Note within five (5) business days of the Interest Payment Date applicable thereto (a “Payment Default”); or (vi) the Maker shall have failed to keep or perform any of its other material agreements, undertakings, obligations or covenants under the Note in any material respect and such failure continues for a period of thirty (30) days after notice thereof to the Maker executed by the holders of Notes representing at least a majority of the principal amount then outstanding under all of the Notes (a “Majority of the Holders”).

Upon the occurrence of an Event of Default described in subsection (i), (ii) or (iii) of the immediately preceding paragraph, the principal of, interest accrued on, and other obligations payable under this Note, will immediately become due and payable, without presentment, demand, protest or notice of any kind. Notwithstanding anything to the contrary herein, other than the occurrence of an Event of Default described in subsection (i), (ii) or (iii) of the immediately preceding paragraph, as long as this Note is deemed to be Tier 2 Capital (or the equivalent) of the Maker under the applicable rules and regulations promulgated by the Board of Governors of the Federal Reserve System (“Federal Reserve Board”) (except to the extent not so deemed due to the limitation imposed by the second sentence of 12 C.F.R. §250.166(e)(1), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt), there is no right of acceleration for any default or Event of Default, including a default in the payment of principal or interest or the performance of any other covenant or obligation by the Maker, under this Note or the Purchase Agreement. If the Maker receives a written notification from the Federal Reserve Board that the indebtedness evidenced by the Notes no longer constitutes Tier 2 Capital of the Maker (the “Federal Reserve Notice”), other than due to the limitation imposed by the second sentence of 12 C.F.R. §250.166(e)(1), which limits the capital treatment of subordinated debt during the five years immediately preceding the maturity date of the subordinated debt, the Maker shall immediately notify the holder of this Note. At any time after receipt of the Federal Reserve Notice, and so long as the determination set forth in such Federal Reserve Notice remains in effect, if any Event of Default shall occur hereunder and be continuing, then (x) if such Event Default is a Payment Default, the holder of this Note may declare this Note and any amounts due to the holder of this Note hereunder immediately due and payable, whereupon this Note and such amounts payable hereunder shall immediately become due and payable, and (y) in the case of any other Event of Default, a Majority of the Holders may declare the Notes and any amounts due to the holders of the Notes hereunder or thereunder immediately due and payable, whereupon the Notes and such amounts payable hereunder or thereunder shall immediately become due and payable, but in each case under clause (x) or (y), without presentment, demand, protest or notice of any kind. Upon the occurrence of an Event of Default, it is specifically understood and agreed that, notwithstanding the curing of such Event of Default, the Maker shall not be released from any of its covenants hereunder unless and until this Note is paid in full. Notwithstanding the foregoing, nothing herein shall limit the rights of the holder of this Note to exercise any and all remedies available to such holder under applicable law; provided, however, that, except in connection with a Payment Default, no action may be initiated to enforce the rights of the holder of this Note pursuant hereto without the prior written consent of a Majority of the Holders.

If the Maker fails to make any principal or interest payment when and as required hereby, the Maker shall not, until such principal or interest payment has been made, (i) declare, set aside or pay any dividends on or make any other distributions (whether in cash, stock, equity securities or property) in respect of any of its equity securities, or (ii) purchase, redeem or otherwise acquire, directly or indirectly, any of its equity securities, in each case without the consent of a Majority of the Holders (such negative covenant, the “Dividend Covenant”).

The indebtedness of the Maker evidenced by this Note, including the principal, interest and premium, if any, is not secured by any assets or commitments of the Maker or the Bank, and until such time as the Maker receives a Federal Reserve Notice, the indebtedness evidenced by this Note shall be subordinated and junior in right of payment to the Maker’s obligations to the general creditors of the Maker, and upon dissolution or liquidation of the Maker, no payment of principal or interest shall be due and payable until all general creditors and depositors of the Maker shall have been paid in full. Purchaser and each of its registered assigns holding this Note, by the acceptance hereof, agree to be bound by the foregoing provisions.

Any recapitalization, reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Maker’s assets to another Person or other transaction that is effected in such a way that holders of all of the common equity of the Maker are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for such common equity is referred to herein as an “Organic Change.” Prior to the consummation of any (i) sale of all or substantially all of the Maker’s assets to an acquiring Person or (ii) other Organic Change following which the Maker is not a surviving entity, the

Maker shall secure from the Person purchasing such assets or the successor resulting from such Organic Change (in each case, the “Acquiring Entity”) a written agreement, in form and substance satisfactory to a Majority of the Holders, to deliver to the holder of this Note, in exchange for this Note, a security of the Acquiring Entity evidenced by a written instrument substantially similar in form and substance to this Note (such covenant, the “Organic Change Covenant”).

The written consent of the Maker and a Majority of the Holders shall be required for any amendment to the Notes (including this Note), and upon receipt of such consent, each Note (including this Note) shall be deemed amended thereby. No such amendment shall be effective except to the extent it applies on an equivalent basis to all of the Notes. No consideration shall be offered or paid to any holder of the Notes to amend or consent to an amendment or other modification of any provision of the Notes unless the same consideration is offered to all of the holders of the Notes.

The holder of this Note may assign or transfer some or all of its rights hereunder, subject to compliance with the provisions of the immediately following paragraph, without the consent of the Maker. The holder of this Note shall promptly provide notice to the Maker of the name and address of the assignee or transferee and the principal amount of this Note assigned or transferred, as applicable. Notwithstanding the foregoing, if this Note has been prepaid in part, the holder of this Note may not transfer this Note unless such holder first physically surrenders this Note to the Maker, whereupon the Maker will forthwith issue and deliver upon the order of the holder of this Note a new Note of like tenor, registered as such holder may request, representing in the aggregate the remaining principal represented by this Note. The holder of this Note and any permitted assignee, by acceptance of this Note, acknowledge and agree that following any prepayment of any portion of this Note, the principal of this Note may be less than the principal amount stated on the face hereof.

The holder of this Note and any permitted assignee, by acceptance of this Note, covenant and agree not to sell, hypothecate or otherwise transfer this Note except pursuant to, and in compliance with the “plan of distribution” set forth in, an effective registration statement for the Notes under the Securities Act and such state or other laws as may be applicable, or upon receipt by the Maker of a written opinion of counsel in form and substance reasonably acceptable to the Maker that such registration is not required for such sale, hypothecation or other transfer; provided, however that no such opinion shall be required in connection with (i) a transaction pursuant to Rule 144 in which such holder of this Note provides the Maker with certifications reasonably requested by the Maker regarding compliance with the terms and provisions of Rule 144 or (ii) a distribution of this Note to an Affiliate of such holder of this Note, so long as such Affiliate does not pay any consideration in connection with such distribution (other than issuance of equity interests in such Affiliate) and such holder of this Note provides the Maker with certifications reasonably requested by the Maker in connection therewith.

The Maker shall maintain, at one of its offices in the United States, a register for the recordation of the names and addresses of each holder of the Notes, and the principal amount of the Notes owed to each such holder pursuant to the terms hereof and of the Other Notes from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Maker and the holders of the Notes shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as the holder of this Note for all purposes, notwithstanding notice to the contrary. The Register shall be available for inspection by any holder of the Notes, at any reasonable time and from time to time upon reasonable prior notice. The Notes are intended to be obligations in “registered form” for purposes of Sections 871 and 881 of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations promulgated thereunder, and the provision of this Note shall be interpreted consistently therewith.

The Maker shall pay all taxes (other than transfer taxes and income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of a holder of this Note) and all other expenses and charges payable in connection with the preparation, execution and delivery of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF DELAWARE OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF DELAWARE. ANY ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE SHALL BE BROUGHT EXCLUSIVELY IN ANY STATE OR FEDERAL COURT IN THE STATE OF DELAWARE, AND THE PARTIES HEREBY WAIVE ANY RIGHT TO A JURY TRIAL.

The Maker expressly waives any presentment, demand, protest, notice of default, notice of intention to accelerate, notice of acceleration or notice of any other kind.

[Remainder of Page Intentionally Left Blank; Signature Page Follows]

This Note is executed as of the date first written above.

TAYLOR CAPITAL GROUP, INC.

By:
Name:	Mark A. Hoppe
Title:	Chief Executive Officer

EXHIBIT D

FORM OF WARRANT

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES ACT OF ANY STATE. EXCEPT AS OTHERWISE PROVIDED IN THIS WARRANT AND THE PURCHASE AGREEMENT REFERENCED IN THIS WARRANT, THIS WARRANT MAY NOT BE OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE WARRANT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SUCH STATE OR OTHER LAWS AS MAY BE APPLICABLE, OR RECEIPT BY THE COMPANY OF AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. THIS WARRANT IS SUBJECT TO OTHER RESTRICTIONS ON TRANSFER AS SET FORTH IN SECTION 5 HEREOF.

TAYLOR CAPITAL GROUP, INC.

Incorporated Under the Laws of the State of Delaware

STOCK PURCHASE WARRANT

Warrant No. SWA-[ ]	Original Issue Date: [ ], 2010

CUSIP [ ]

THIS CERTIFIES THAT, for value received,                     , or its permitted assigns (the “Holder”), is entitled to subscribe for and purchase during the period specified in Section 1 hereof                      fully paid and non-assessable shares of Common Stock, $.01 par value (“Common Stock”), of TAYLOR CAPITAL GROUP, INC., a Delaware corporation (the “Company”), at a per share price equal to the Warrant Price, subject to the provisions and upon the terms and conditions hereinafter set forth. Capitalized terms used herein, but not otherwise defined, shall have meanings provided in Section 10 of this Warrant.

This Warrant was originally issued pursuant to the Securities Purchase Agreement (as may be amended, modified or restated from time to time), dated May 21, 2010, by and among the Company, the initial Holder and the other investors party thereto (the “Purchase Agreement”). The Holder acknowledges that this Warrant was issued in connection with a private placement (the “Debt Placement”) of up to $37,500,000 in subordinated notes (the “Notes”) by the Company, in which each investor in the Debt Placement is receiving a warrant on the same terms as this Warrant to purchase twenty-five (25) shares (subject to adjustment as provided herein) of Common Stock for every $1,000 in face amount of the Notes purchased in the Debt Placement. Accordingly, the Company is issuing, in the aggregate, warrants to purchase an aggregate of up to nine hundred thirty-seven thousand five hundred (937,500) shares (subject to adjustment as provided herein) of Common Stock on the terms set forth below (collectively, including this Warrant, the “Aggregate Warrants”) in connection with the Debt Placement. Notwithstanding that this Warrant was issued in connection with, and as part of, the Debt Placement, this Warrant is detachable from the Notes purchased in the Debt Placement and transferable separate from such Notes, but subject to the terms, conditions, limitations and restrictions set forth in Section 5 of this Warrant.

1.

Duration. The right to subscribe for and purchase shares of Common Stock represented hereby shall commence on the one hundred eightieth (180 th) day after the Original Issue Date, and shall expire at 5:00 p.m., Chicago time, on the fifth anniversary of the Original Issue Date specified above (the “Expiration Date”); provided, that if the Expiration Date would otherwise occur on a day on which banking institutions are required or authorized by law to close in Chicago, Illinois (a “Bank Holiday”), then the Expiration Date shall be the next succeeding day which shall not be a Bank Holiday. From and after the Expiration Date, this Warrant shall be null, void and of no further force or effect.

2.	Method of Exercise; Payment; Issuance of New Warrant.

a)	The holder hereof may exercise this Warrant, in whole or in part, at the times and subject to the conditions set forth in Section 1 hereof, by the surrender of this Warrant (with the subscription form attached hereto duly executed) at the principal office of the Company, together with payment in the aggregate amount equal to the Warrant Price multiplied by the number of shares of Common Stock being purchased. At the option of Holder, payment of the Warrant Price may be made either (i) in cash, by wire transfer of immediately available United States federal funds or by bank certified, treasurer’s or cashier’s check payable to the order of the Company, (ii) by cashless exercise in accordance with Section 2(b), or (iii) by any combination of the foregoing methods.

b)	In lieu of exercising this Warrant in cash, the Holder may elect to receive shares of Common Stock equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Company together with notice of such election, in which event the Company shall issue to the Holder hereof a number of shares of Common Stock computed using the following formula:

Y (A - B)
X=	A

Where

X —	The number of shares of Common Stock to be received upon such cashless exercise of this Warrant pursuant to this Section 2(b) (the “Net Number”).

Y —	The total number of shares for which this Warrant is exercised pursuant to such cashless exercise.

A —	The Market Value (as defined below) of one share of Common Stock.

B —	The Exercise Price (as adjusted to the date of such calculations).

Any reference in this Warrant to “exercise” of this Warrant, and the use of the term “exercise” herein, shall be deemed to include, without limitation, any cashless exercise pursuant to this Section 2(b).

c)	Notwithstanding anything contained herein to the contrary, in the event that a Conversion Date occurs, the Company at any time within ninety (90) days after any such Conversion

Date, may, at the Company’s sole election, effective immediately upon notice delivered to the Holder, convert this Warrant, and thereby extinguish all exercise rights of the Holder hereunder, by issuance to the Holder of the Net Number of shares of Common Stock, determined according to Section 2(b) above, then issuable upon exercise of this Warrant in full in a “cashless exercise,” provided that the Company exercises such election with respect to all of the Aggregate Warrants then outstanding.

d)	In the event of any exercise of the rights represented by this Warrant in accordance with Section 2(a), (i) stock certificates for the shares of Common Stock so purchased shall be delivered to the Holder, and, in the event the Warrant has not been exercised in full, a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised shall also be delivered to the Holder, and (ii) stock certificates for the shares of Common Stock so purchased shall be dated the date of exercise of this Warrant (with the required payment of the aggregate Warrant Price unless payable by cashless exercise pursuant to Section 2(b) or (c)), and the Holder exercising this Warrant shall be deemed for all purposes to be the holder of the shares of Common Stock so purchased as of the date of such exercise (with the required payment of the aggregate Warrant Price unless payable by cashless exercise in accordance with Section 2(b) or (c)). Such stock certificates (and new Warrant, if applicable) shall be delivered to the holder hereof within a reasonable time, not exceeding five Business Days (as defined in the Purchase Agreement), after this Warrant shall have been so exercised. Each stock certificate so delivered shall be in such denominations as may be requested by the Holder and shall be registered in the name of the Holder or such other name (upon compliance with the transfer requirements hereinafter set forth) as shall be designated by said Holder. The Company shall pay all taxes (other than income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the Holder) and other expenses and charges payable in connection with the issuance and delivery of shares of Common Stock (and new Warrants, if applicable) upon any exercise of this Warrant; except that, in case such shares of Common Stock shall be registered in a name or names other than the Holder or its nominee, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the Holder to the Company at the time of the exercise of this Warrant.

e)	Notwithstanding any other provision hereof, if any exercise of any portion of this Warrant is made in connection with a registered public offering or the sale of the Company (regardless of how structured), such exercise may be conditioned, at the election of the Holder, upon the consummation of such public offering or sale of the Company, in which case such exercise shall not be deemed to be effective until immediately prior to the consummation of such transaction.

f)	If a fractional share of Common Stock would be issuable upon exercise of this Warrant, the Company shall, as soon as reasonably practicable after the date of exercise, deliver to the Holder a check payable to the Holder, in lieu of such fractional share, in an amount equal to the Market Value of such fractional share of Common Stock.

3.	Adjustment of Warrant Price and Number of Shares.

a)	The Warrant Price and the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be subject to adjustment from time to time upon the happening of certain events occurring after the Original Issue Date, as follows:

i)	Reclassification, Consolidation or Merger. In case of any reclassification or change of outstanding Common Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), or in case of any consolidation or merger of the Company with or into another Company (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding Common Stock issuable upon such conversion) the rights of the holders of this Warrant shall be adjusted in the manner described below:

(1)	In the event that the Company is the surviving corporation, the Warrant shall, without payment of additional consideration therefor, be deemed modified so as to provide that upon exercise thereof the holder of this Warrant shall procure, in lieu of each share of Common Stock theretofore issuable upon such exercise, the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of each share of Common Stock issuable upon such exercise had exercise occurred immediately prior to such reclassification, change, consolidation or merger. This Warrant (as adjusted) shall be deemed to provide for further adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this clause (1) shall similarly apply to successive reclassifications, changes, consolidations and mergers.

(2)	In the event that the Company is not the surviving entity, the surviving entity shall, without payment of any additional consideration therefor, issue new Warrants, providing that upon exercise thereof the holder thereof shall procure in lieu of each share of Common Stock theretofore issuable upon exercise of this Warrant the kind and amount of shares of stock, other securities, money and property receivable upon such reclassification, change, consolidation or merger by the holder of each share of Common Stock issuable upon exercise of this Warrant had such exercise occurred immediately prior to such reclassification, change, consolidation or merger. Such new Warrants shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 3. The provisions of this clause (2) shall similarly apply to successive reclassifications, changes, consolidations and mergers. The Company shall not enter into any transaction subject to the provisions of this Section 3(a)(i)(2) unless the surviving entity in such transaction agrees in writing to issue new Warrants in accordance with the terms and conditions of this Section 3(a)(i)(2) and comply with the terms and conditions of such new Warrants.

ii)	Subdivision or Combination of Shares. If the Company, at any time while any of this Warrant is outstanding, shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately reduced, in case of subdivision of shares, as of the effective date of such subdivision, or shall be proportionately increased, in the case of combination of shares, as of the effective date of such combination. In the event that a record date is set with respect to any such subdivision, and this Warrant is exercised after such record date but prior to the effective date of such subdivision, upon the effectiveness of such subdivision, the Company shall issue the Holder additional shares of Common Stock as if the Common Stock issued upon such exercise of the Warrant were outstanding on the record date with respect to such subdivision, without the payment of any additional consideration.

iii)	Certain Dividends and Distributions. If the Company, at any time while any of this Warrant is outstanding, shall:

(1)	Stock Dividends. Pay a dividend payable in, or make any other distribution of Common Stock, the Warrant Price shall be adjusted, as of the date of such payment or dividend or other distribution, to that price determined by multiplying the Warrant Price by a fraction (1) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution and (2) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution (plus in the event that the Company paid cash for fractional shares, the number of additional shares which would have been outstanding had the Company issued such fractional shares in connection with such dividend or distribution); provided that in the event that a record date is set with respect to any such dividend and distribution, and this Warrant is exercised after such record date but prior to the payment or other distribution of such dividend or other distribution, upon such payment or other distribution, the Company shall issue the Holder additional shares of Common Stock as if the Common Stock issued upon such exercise of this Warrant were outstanding on the record date with respect to such dividend or other distribution, without the payment of any additional consideration.

(2)	Liquidating Dividends, etc. Make a distribution of its property to the holders of its Common Stock as a dividend in liquidation or partial liquidation or by way of return of capital or other than as a dividend payable out of funds legally available for dividends under the laws of the State of Delaware, the holders of this Warrant shall, upon exercise hereof, be entitled to receive, in addition to the number of shares of Common Stock receivable hereupon, and without payment of any consideration therefor, a sum equal to the amount of such property as would have been payable to them as owners of that number of shares of Common Stock of the Company receivable upon such exercise, had they been the holders of record of such Common Stock on the record date for such distribution; and an appropriate provision therefor shall be made a part of any such distribution.

(3)	Purchase Rights. If at any time the Company grants, issues or sells any options, warrants, convertible securities or other rights to purchase stock, warrants, options, securities or other property pro rata to the record holders of Common Stock (the “Purchase Rights”), then the Holder of this Warrant shall be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such Holder could have acquired if such Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

iv)	Adjustment of Number of Shares. Upon each adjustment in the Warrant Price pursuant to any provision of this Section 3(a), the number of shares of Common Stock issuable upon exercise hereof shall be adjusted, to the nearest one hundredth of a whole share, to the product obtained by multiplying the number of shares issuable upon exercise hereof immediately prior to such adjustment in the Warrant Price by a fraction, the numerator of which shall be the Warrant Price immediately prior to such adjustment and the denominator of which shall be the Warrant Price immediately thereafter.

b)	Notice of Adjustments. Whenever any Warrant Price shall be adjusted pursuant to Section 3 hereof, the Company shall make a certificate signed by its President or a Vice President and by its Treasurer, Assistant Treasurer, Secretary or Assistant Secretary, setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Board made any determination hereunder), and the Warrant Price after giving effect to such adjustment, and shall cause copies of such certificate to be delivered by first-class mail or postage prepaid) or by facsimile to the holder of this Warrant at its address or facsimile number shown on the books of the Company. The Company shall make such certificate and deliver it to each Holder promptly after each adjustment.

c)	Default in Obligations Regarding Par Value. If the Company shall default in its obligation pursuant to the last sentence of Section 4(a) hereof such that the par value per share of Common Stock would be greater than the Warrant Price that, absent the limitation contained in the last sentence of Section 4(a), would have been in effect pursuant to this Section 3, then the Warrant Price shall be an amount equal to the par value per share of Common Stock but the number of shares the holder of this Warrant shall be entitled to purchase shall be such greater number of shares of Common Stock as would have resulted from the Warrant Price that, absent the limitation contained in the last sentence of Section 4(a), would have been in effect pursuant to this Section 3. The foregoing adjustment shall not constitute a waiver of any claim arising against the Company by reason of its default under the agreement contained in the last sentence of Section 4(a) of this Warrant.

4.	Covenants.

a)	The Company covenants and agrees that all shares of Common Stock issued upon exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from preemptive rights and any liens and charges with respect to the issuance thereof. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of Common Stock to provide for the exercise in full of such purchase rights (including any and all shares as to which the right to acquire such shares has not been forfeited pursuant to Section 1 hereof). Furthermore, and without limiting the generality of the foregoing, the Company covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of Common Stock is at all times equal to or less than the effective Warrant Price.

b)	The Company agrees that it shall not close its books against the transfer of this Warrant or of any shares of Common Stock issued or issuable upon the exercise of this Warrant in any manner which interferes with the timely exercise of this Warrant.

c)	The Company shall cooperate with the Holder if the Holder is required to make any governmental filings or obtain any governmental approvals prior to, or in connection with, the exercise of Warrants (including making any filings required to be made by the Company). The Company shall take all such actions as may be reasonably necessary to ensure that all shares of Common Stock issuable upon exercise of the Warrants may be issued in accordance with the terms and conditions of the Warrants without violation of any applicable law or regulation of any governmental entity or self regulatory organization or any requirement of any securities exchange or trading system on which the shares of Common Stock are listed or eligible for trading (except for official notice of issuance, which (to the extent required) shall be delivered immediately by the Company upon each such issuance).

d)	If any securities issuable upon exercise of this Warrant are then convertible into or exchangeable for any other stock or securities of the Company (“Other Securities”), the Company shall, at the Holder’s option and upon exercise of this Warrant by the Holder as provided herein, together with any notice, statement or payment required to effect such conversion or exchange, deliver to the Holder (or such other Person specified by such Holder) a certificate or certificates representing the Other Securities into which the securities issuable upon such exercise of this Warrant are convertible or exchangeable, registered in such name or names and in such denomination or denominations as the Holder has specified.

e)	The Company shall not by any action, including, without limitation, amending its charter documents or through any reorganization, reclassification, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or other similar voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of the Holder against impairment. Without limiting the foregoing, the Company shall take all action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and non-assessable shares of Common Stock upon the exercise of this Warrant, free and clear of all mortgages, pledges, hypothecations, claims, charges, security interests, encumbrances, adverse claims, options, liens, put or call rights, rights of first offer or refusal, proxies, voting rights or other restrictions or limitations of any nature whatsoever (collectively, “Liens”), other than Liens created by the actions of the Holder.

f)	The Company shall provide each Holder with not less than 10 days prior written notice in the event that the Company closes its books or sets a record date (i) with respect to either a dividend or distribution upon the Common Stock or a subscription offer to the holders of Common Stock or (ii) for determining rights to vote with respect to any merger, consolidation, reorganization, restructuring or similar transaction (including, without limitation, the dissolution or liquidation of the Company). The Company shall also provide the Holder not less than 20 days prior written notice of the consummation of any such transaction.

5.	Transfer and Exchange.

a)	On and after the Original Issue Date, this Warrant shall be transferable with respect to all of the shares of Common Stock issuable upon exercise of this Warrant. Any transfer of this Warrant shall be subject to the further terms, conditions, limitations and restrictions set forth in clauses (b) through (g) of this Section. For the avoidance of doubt, nothing in this Section 5(a) shall prohibit or otherwise affect the right to transfer any shares of Common Stock received upon the exercise of this Warrant.

b)	The transfer of this Warrant and all rights hereunder, in whole or in part, is registrable at the office or agency of the Company referred to below by the Holder, in person or by his duly authorized attorney, upon surrender of this Warrant properly endorsed. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the Holder, when this Warrant shall have been so endorsed, may be treated by the Company and all other Persons dealing with this Warrant as the absolute owner and holder hereof for any purpose and as the Person entitled to exercise the rights represented by this Warrant, or to the registration of transfer hereof on the books of the Company; and until due presentment for registration of transfer on such books the Company may treat the Holder as the owner and holder for all purposes, and the Company shall not be affected by notice to the contrary.

c)	The Holder of this Warrant, by the acceptance hereof, represents that it is acquiring this Warrant, and upon exercise hereof will acquire the Warrant and the shares of Common Stock issuable upon exercise hereof (collectively, including this Warrant, the “Warrant Securities”), for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of the Warrant Securities, except pursuant to sales registered or exempted under the Securities Act. The Holder further represents, by acceptance hereof, that, as of this date, such Holder is an “accredited investor” as such term is defined in Rule 501(a)(3) of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act (an “Accredited Investor”). The delivery of this Warrant for exercise shall constitute confirmation at such time by the Holder of the representations concerning the Warrant Securities set forth in the first two sentences of this Section 5(c), unless contemporaneous with the delivery of this Warrant for exercise, the Holder notifies the Company in writing that it is not making such representations (a “Representation Notice”). If the Holder delivers a Representation Notice in connection with an exercise, it shall be a condition to such Holder’s exercise of this Warrant and the Company’s obligations set forth in Section 2 in connection with such exercise, that the Company receive such other representations as the Company considers reasonably necessary to assure the Company that the issuance of its securities upon exercise of this Warrant shall not violate any United States or state securities laws, and the time periods for the Company’s compliance with its obligations set forth in Section 2 shall be tolled until such Holder provides the Company with such other representations.

d)

The Holder, by acceptance of this Warrant, understands that the Warrant Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being or will be acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations neither this Warrant nor the shares of Common Stock issuable upon its exercise may be resold without registration under the Securities Act or under certain other limited circumstances. The Holder further agrees, by acceptance of this Warrant that it will not offer or sell this Warrant or any shares of Common Stock issued upon exercise hereof in the absence of an effective registration statement for the Warrant or such shares of Common Stock, as applicable, under the Securities Act and such state or other laws as may be applicable, or receipt by the Company of a written opinion of counsel (provided that such counsel, and the form and substance of such opinion are reasonably acceptable to the Company) that such registration is not required; provided, however that no such opinion shall be required in connection with (i) a transaction pursuant to Rule 144 in which the Holder provides the Company with certifications reasonably requested by the Company regarding compliance with the terms and provisions of Rule 144 or (ii) a distribution of any Warrant Securities to an Affiliate of the Holder, so long as such Affiliate does not pay any consideration in connection with such distribution (other than issuance of equity interests in such Affiliate) and the Holder provides the Company with certifications reasonably requested by the Company in connection therewith. Furthermore, in the event the Holder offers or sells this Warrant or any shares of Common Stock issued upon exercise hereof pursuant to an effective registration statement for the Warrant or such shares of Common Stock, as applicable, under the Securities Act and such state or other laws as may be applicable, the Holder will not offer or sell or otherwise transfer any Warrant Securities except pursuant to, and in compliance with, the “plan of distribution” set forth therein. Furthermore, it is agreed that each Warrant and any shares of Common Stock will include the appropriate variant of the following legend:

[THE SHARES OF STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN] [THIS WARRANT HAS NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. [EXCEPT AS OTHERWISE PROVIDED IN THE WARRANT UPON EXERCISE OF WHICH THE SHARES WERE ORIGINALLY ISSUED AND THE PURCHASE AGREEMENT REFERENCED IN SUCH WARRANT, THE SHARES][EXCEPT AS OTHERWISE PROVIDED IN THIS WARRANT AND THE PURCHASE AGREEMENT REFERENCED IN THIS WARRANT, THIS WARRANT] MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR [THE SHARES][THIS WARRANT] UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL, IN A FORM REASONABLY ACCEPTABLE TO THE COMPANY AND ITS COUNSEL, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR (II) UNLESS SOLD PURSUANT TO RULE 144 UNDER SAID ACT. THIS WARRANT IS SUBJECT TO OTHER RESTRICTIONS ON TRANSFER AS SET FORTH IN SECTION 5 HEREOF.

The Holder of this Warrant and/or any Common Stock issued upon exercise hereof shall be entitled to receive, without expense to such Holder, a new certificate or Warrant, as the case may be, not bearing the above restrictive legend if (1) the Warrant Securities represented thereby shall have been effectively registered under the Securities Act and sold by the Holder thereof in accordance with such registration, (2) such Warrant Securities shall have been sold without registration under the Securities Act in compliance with Rule 144, as certified in writing by the Holder to the Company, or (3) the Company is reasonably satisfied that the Holder of such Warrant Securities shall, in accordance with the terms of Rule 144, be entitled to sell such Warrant Securities pursuant thereto without any restriction or limitation and without satisfaction of any current public information requirement thereunder.

e)	Register. The Company shall maintain, at the principal office of the Company, a register for the Warrants, in which the Company shall record the name and address of the Person in whose name a Warrant has been issued, as well as the name and address of each transferee and each prior owner of such Warrant. Within 10 days after the Holder shall by written notice request the same, the Company will deliver to such Holder a certificate, signed by one of its officers, listing the name and address of every other Holder of this Warrant, as such information appears in said register at the close of business on the day before such certificate is signed.

f)	Warrants Exchangeable for Different Denominations. This Warrant is exchangeable, upon the surrender hereof by the Holder at the office or agency of the Company referred to in paragraph 5(e), for new Warrants of like tenor representing in the aggregate the right to subscribe for and purchase the number of shares which may be subscribed for and purchased hereunder, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by the Holder at the time of such surrender.

g)	Cancellation; Payment of Expenses. Upon the surrender of this Warrant in connection with any exchange, transfer or replacement, this Warrant shall be promptly cancelled by the Company. The Company shall pay all taxes (other than transfer taxes and income taxes, franchise taxes or other taxes levied on gross earnings, profits or the like of the Holder) and all other expenses and charges payable in connection with the preparation, execution and delivery of this Warrant.

6.	Notices. All notices, requests and other communications required or permitted to be given or delivered to the Company or the holders of Warrants shall be in writing, and shall be deemed properly given if hand delivered or sent by overnight courier with adequate evidence of delivery or sent by registered or certified mail, return receipt requested and, if to a Warrant holder, at such Warrant holder’s address as shown on the books of the Company or its transfer agent, and if to the Company at:

Taylor Capital Group, Inc.

9550 West Higgins Road

Rosemont, IL 60018

Attention: General Counsel

or such other addresses or Persons as the recipient shall have designated to the sender by written notice given in accordance with this Section. Any notice, request or other communication hereunder shall be deemed given when delivered in person, on the next business day after being sent by overnight courier, or on the second business day after being sent by registered or certified mail.

7.	Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to its principles of conflicts of laws.

8.	Remedies and Limitation of Liability.

a)	The Company stipulates that the remedies at law of the Holder in the event of any default or threatened default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

b)	No provision hereof, in the absence of affirmative action by the Holder to purchase Common Stock upon the exercise of this Warrant, and no enumeration of the rights or privileges of the Holder, shall give rise to any liability of any Holder of this Warrant for the Warrant Price or any other amounts.

9.	Miscellaneous.

a) Amendments. This Warrant and any provision hereof may be amended or waived only by an instrument in writing signed by either (i) the Holder of this Warrant, or (ii) the holders of a majority of the Aggregate Warrants then outstanding as measured by the number of shares of Common Stock issuable upon full exercise of all such Aggregate Warrants then outstanding (the “Majority Holders”), and in each case, signed by the Company if it is to be bound thereby; and each Holder acknowledges and agrees that it shall be bound by any such amendment or waiver so approved by the Majority Holders, provided that no such amendment or waiver shall be effective except to the extent it applies on an equivalent basis to all of the outstanding Aggregate Warrants. No consideration shall be offered or paid to any Holder to amend or consent to a waiver, amendment or other modification of any provision of the Agreement unless the same consideration is offered to all of the holders of the outstanding Aggregate Warrants.

b) Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

10.	Definitions. For the purposes of this Warrant the following terms have the following meanings:

“Closing Price” shall mean, with respect to a share of Common Stock on any date of determination, the last reported sale price regular way of the Common Stock on the Nasdaq Global Select Market (or any successor thereto) on such date, as reported by Bloomberg Financial Markets (“Bloomberg”), or if the Common Stock is not traded on the Nasdaq Global Select Market (or any successor thereto) on any date of determination, the Closing Price of the Common Stock on such date of determination shall mean the last reported sale price regular way of the Common Stock on the principal U.S. national securities exchange on which the Common Stock is so listed on such date, as reported by Bloomberg, or if the Common Stock is not so listed on a U.S. national securities exchange, but is quoted on the OTC Bulletin Board (or any successor thereof), the last quoted bid price on such date for the Common Stock, as reported by Bloomberg, or if the Common Stock is not listed on a national securities exchange or quoted on the OTC Bulletin Board (or any successor thereof) on such date, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or a similar organization on such date, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized investment banking firm (unaffiliated with the Company) retained by the Company for this purpose.

“Conversion Date” means the first date on which the VWAP of the Common Stock equals or has exceeded 130% of the Warrant Price for at least 20 Trading Days within any period of 30 consecutive Trading Days occurring after the third anniversary of the Original Issue Date.

“Market Value” shall mean, in respect of a share of Common Stock on any date herein specified, the arithmetic average of the Closing Price on ten (10) consecutive Trading Days immediately preceding such date; provided, however, that in the event that any of the actions specified in Sections 3(a)(ii) or 3(a)(iii)(1) become effective on or after the first day of such fifteen day period the Company, then in calculating the Market Value, the Closing Prices for all Trading Days occurring on or after the effectiveness of such action shall be adjusted in the same manner as the Warrant Price is adjusted pursuant to such Sections hereof.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization or a government or any department or agency thereof or any other legal entity.

“Securities Act” shall mean the Securities Act of 1933, as amended prior to or after the date hereof, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

“Trading Day” means any day on which the Common Stock is traded on its principal market; provided that “Trading Day” shall not include any day on which the Common Stock is scheduled to trade, or actually trades, on such exchange or market for less than 4.5 hours.

“VWAP” per share of the Common Stock on any Trading Day means the per share volume-weighted average price as displayed under the heading Bloomberg VWAP on Bloomberg page C UN <equity> AQR (or its equivalent successor if such page is not available) in respect of the period from the official open of trading on the relevant Trading Day until the official close of trading on the relevant Trading Day (or if such volume-weighted average price is unavailable, the market price of one share of Common Stock on such Trading Days determined, using a volume-weighted average method, by a nationally recognized investment banking firm (unaffiliated with the Company) retained for this purpose by the Company).

“Warrants” shall mean this Warrant, and any Warrants issued in substitution or replacement thereof, including without limitation, upon a permitted transfer hereof.

“Warrant Price” shall mean $12.28 per share, subject to adjustment pursuant to the provisions of Section 3 hereof.

IN WITNESS WHEREOF, the Company has caused this Warrant to be signed and issued on the date set forth below.

Dated: [ ], 2010	TAYLOR CAPITAL GROUP, INC.

By:
		Name:	Mark A. Hoppe
		Title:	Chief Executive Officer

EXHIBIT A

SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

The undersigned registered owner of the attached Warrant irrevocably exercises such Warrant for the purchase of             shares of Common Stock of                         and herewith makes payment therefor, all at the price and on the terms and conditions specified in such Warrant, and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to                         whose address is                         and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

The Warrant Price with respect to the shares of Common Stock is being paid by:

         Wire Transfer in the amount of $

         Bank certified, treasurer’s or cashier’s check in the amount of $

         Cashless exercise

(Name of Registered Owner)

(Signature of Registered Owner)

(Street Address)

(City) (State) (Zip Code)

NOTICE:	The signature on this subscription must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever.

A-1

EXHIBIT E

FORM OF SERIES C REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

TAYLOR CAPITAL GROUP, INC.

AND

THE PERSONS LISTED ON EXHIBIT A

DATED AS OF [            ], 2010

	(l)	Financial Statements	14
	(m)	Listing Compliance	15
	(n)	Sarbanes-Oxley; Disclosure and Internal Controls	15
	(o)	Integration; Other Issuances of Securities	16
	(p)	Transactions with Affiliates	16
	(q)	Investment Company	16
	(r)	No Corrupt Practices	16
	(s)	No Brokers	16

4.	COVENANTS		16

	(a)	Form D and Blue Sky	16
	(b)	Disclosure of Transactions and Other Material Information	17
	(c)	Reservation of Shares	17
	(d)	Conduct of Business	17
	(e)	Access to Information	17
	(f)	Reasonable Best Efforts; Cooperation	18
	(g)	Contractual Consents and Regulatory Approvals	18
	(h)	Series C Registration Rights Agreement	19
	(i)	Exchange Offer	19
	(j)	Allocation	19

5.	CONDITIONS OF SALE AND PURCHASE		19

	(a)	Conditions to the Obligations of Each Party	19
	(b)	Conditions to Obligations of the Company	20
	(c)	Conditions to Obligations of Each Buyer	20

6.	TERMINATION		22

	(a)	Termination by Mutual Consent	22
	(b)	Termination by Either Company or Buyers	22
	(c)	Conditions to Performance Not Met	22
	(d)	Effect of Termination	22

7.	MISCELLANEOUS		23

	(a)	Action by Majority of Holders	23
	(b)	Governing Law; Jurisdiction; Jury Trial	24
	(c)	Severability	24
	(d)	Entire Agreement	25
	(e)	Waiver	25
	(f)	Notices	25
	(g)	Expenses	26
	(h)	Successors and Assigns	26
	(i)	No Third Party Beneficiaries	26

(j)	Further Assurances	26
(k)	Schedules	26
(l)	Specific Performance	26
(m)	No Strict Construction	26
(n)	Independent Nature of Buyers’ Obligations and Rights	26
(o)	Construction; Interpretation; Certain Terms	27
(p)	Counterparts; Effectiveness	27

Exhibits

Exhibit A - Holders

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [            ], 2010 (the “Effective Date”), by and between Taylor Capital Group, Inc., a Delaware corporation (the “Company”), and each of the Persons set forth on Exhibit A of this Agreement (such Persons and any assignees thereof in accordance with Section 1.9 hereof being referred to as the “Holders”). Unless otherwise provided herein, all capitalized terms used herein shall have the meanings ascribed thereto in Section 1.1.

RECITALS

WHEREAS, pursuant to that certain Securities Purchase Agreement, dated as of May 21, 2010, by and among the Company and the Holders (the “Purchase Agreement”), (i) the Holders have agreed to purchase an aggregate of 1,500,000 shares of the Non-Cumulative Convertible Perpetual Preferred Stock, Series C, of the Company (the “Series C Preferred”), convertible into shares of common stock, par value $.01 per share, of the Company (the “Common Stock”) as provided therein, and (ii) the Company has agreed to issue to certain of the Holders warrants to acquire shares of Common Stock (collectively, the “2010 Subdebt Warrants”), all in accordance with the terms and conditions set forth in the Purchase Agreement.

WHEREAS, to induce the Holders to consummate the transactions contemplated by the Purchase Agreement, the Company has agreed to grant the Holders registration rights, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

1. Registration Rights.

1.1 Definitions.

For purposes of this Agreement:

(a) “Affiliate” has the meaning set forth in Rule 12b-2 under the Exchange Act as in effect as on the date hereof.

(b) “Business Day” means any day other than a Saturday or Sunday, a legal holiday or any other day on which the SEC is closed.

(c) “Conversion Shares” means shares of Common Stock issued or issuable upon conversion of the Series C Preferred or upon exercise of the 2010 Subdebt Warrants.

(d) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(e) “Form S-3” means such form of registration statement under the Securities Act as in effect on the date hereof or any successor form under the Securities Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC after the effective date of such registration statement.

(f) “Free Writing Prospectus” means any “free writing prospectus,” as defined in Rule 405 of the Securities Act.

(g) “Law” means any statute, law, ordinance, rule or regulation of any governmental entity.

(h) “Person” or “person” shall have the meaning assigned to such term in the Purchase Agreement.

(i) “Public Sale” means any sale of Registrable Securities pursuant to a public offering registered under the Securities Act or pursuant to the provisions of Rule 144 under the Securities Act.

(j) “Register,” “registered” and “registration” refer to a registration effected by preparing and filing a registration statement in compliance with the Securities Act, and the declaration or ordering of effectiveness of such registration statement.

(k) “Registrable Securities” means at any time (i) the then outstanding Conversion Shares and the Conversion Shares then issuable upon conversion of the then outstanding Series C Preferred by any of the Holders or upon exercise of the 2010 Subdebt Warrants by the Holders thereof, and (ii) any capital stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) or (ii) above; provided, that Registrable Securities shall not include shares of Common Stock previously (A) sold in a Public Sale, or (B) sold in a transaction in which the transferor’s rights hereunder are not assigned in accordance with Section 1.9. The number of shares of “Registrable Securities then outstanding” shall be the sum of the number of shares of Common Stock outstanding which are, and the number of Conversion Shares issuable pursuant to then exercisable or convertible securities which are, Registrable Securities.

(l) “Registration Statement” means a registration statement of the Company filed with the SEC under the Securities Act pursuant to Article 1 hereof covering the Registrable Securities.

(m) “Rule 144” means Rule 144 under the Securities Act (or any successor thereto).

(n) “Rule 415” means Rule 415 under the Securities Act (or any successor thereto).

(o) “SEC” means the Securities and Exchange Commission.

(p) “Securities Act” means the Securities Act of 1933, as amended.

1.2 Mandatory Registration.

(a) The Company shall prepare and file with the SEC a Registration Statement on Form S-3 (subject to Section 1.2(b)), covering the resale of all of the Registrable Securities pursuant to Rule 415 on a non-underwritten basis, no later than the thirtieth (30th) day after the Closing Date (as defined in the Purchase Agreement). The Company shall use its commercially reasonable efforts to have the Registration Statement declared effective by the SEC as promptly as is reasonably practicable after the filing thereof.

(b) In the event that Form S-3 is not available for the registration of the resale of the Registrable Securities hereunder, the Company shall (i) register the Registrable Securities on Form S-1 or another appropriate form reasonably acceptable to Holders of not less than a majority of the Registrable Securities and (ii) undertake to register such Registrable Securities on Form S-3 (by post-effective amendment to the existing Registration Statement or otherwise) promptly after such form is available; provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(c) In the event that a Holder sells or otherwise transfers any of such Holder’s Registrable Securities in a transaction in which the registration rights hereunder are assigned pursuant to Section 1.9, the transferee shall be allocated a pro rata portion of the then remaining number of Registrable Securities included in such Registration Statement for such transferor.

1.3 Company Registration.

(a) If (without any obligation to do so) the Company proposes to register any of its capital stock under the Securities Act, for its own account or the account of any of its stockholders with registration rights, for purposes of a firm commitment underwritten public offering of Common Stock, the Company will promptly give written notice thereof to the Holders of its intention to effect such a registration and will include in such registration all Registrable Securities (subject to, and in accordance with the priorities set forth in, Sections 1.3(b) below) with respect to which the Company has received a written request from any of the Holders (the “Piggyback Notice”) for inclusion within 10 Business Days after the delivery of the Company’s notice. Each Piggyback Notice shall set forth (i) the identity of each of the Holders that intend to participate in the registration, and (ii) the number of Registrable Securities such Holders intend to register in such registration.

(b) The Company shall not be required under this Section 1.3 to include any of the Holders’ securities in such underwritten public offering unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. Regardless of any other provision of this Section 1.3, if the underwriter advises the Company that marketing factors require a reduction in the number of shares to be underwritten, then the number of shares of Registrable Securities that may be included in the underwritten public offering shall be allocated first, to the Company and the Person or Persons requesting such registration (if other than the Company), shall be entitled to participate in accordance with the relative priorities, if any, as shall exist among them; and then second, to all other holders of securities having the right to include such securities in such registration (including the Holders) who shall be entitled to participate pro rata based on the number of shares requested to be sold by such holders, including any participating Holders. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The registration expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.6 hereof.

1.4 Obligations of the Company.

Whenever the Company is required by the provisions of this Agreement to effect the registration of any Registrable Securities under the Securities Act, the Company shall:

(a) Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use commercially reasonable efforts to cause such Registration Statement to become effective and keep such Registration Statement effective (i) in the case of a Registration Statement filed pursuant to Section 1.2, for a period commencing on the effective date thereof and ending on and including the earlier of (A) [INSERT DATE THAT IS ONE YEAR AFTER THE CLOSING DATE], 2011 and (B) the first date on which the Registrable Securities covered thereby have been sold in Public Sales and/or can be sold without restriction (including volume and manner-of-sale restrictions but excluding any current public information requirement) on a single day without registration in compliance with Rule 144 (or any similar provision then in effect) or (ii) in the case of a Registration Statement filed pursuant to Section 1.3, until the distribution contemplated in the Registration Statement has been completed.

(b) Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such

Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement in accordance with the intended method or methods of disposition by the sellers thereof set forth in such Registration Statement; provided that before filing a Registration Statement, prospectus, or any amendments or supplements thereto, the Company will furnish to any one counsel selected by the Holders of not less than a majority of the Registrable Securities, if any Registrable Securities held by any such Holder are covered by such Registration Statement, to represent all such Holders in connection therewith (“Designated Legal Counsel”), copies of all documents proposed to be filed, which documents (other than the documents incorporated by reference therein) will be subject to the review of such counsel.

(c) Furnish to any Holder holding Registrable Securities covered by a Registration Statement such numbers of copies of such Registration Statement, the prospectus included in such Registration Statement (including each preliminary prospectus and summary prospectus) and any related Free Writing Prospectus prepared by or on behalf of the Company, and of each amendment and supplement thereto (in each case excluding all exhibits filed therewith, any documents incorporated by reference), in conformity with the requirements of the Securities Act, as such Holder may reasonably request in order to facilitate the public sale or other disposition of such Registrable Securities owned by such Holder.

(d) Register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such states of the U.S. as shall be reasonably requested by the Holders of the Registrable Securities covered by such Registration Statement and do any and all other acts and things which may be reasonably necessary or advisable to enable such Holders to consummate the disposition in such states of the Registrable Securities owned by such Holder; provided, that the Company shall not be required in connection therewith or as a condition thereto (i) to qualify to do business or to file a general consent to service of process in any such state, (ii) to subject itself to taxation in any such state, or (iii) in the case of a registration pursuant to Section 1.3, to register or qualify such Holder’s Registrable Securities in any state where shares to be sold by the Company or any other Person initiating such registration are not to be registered or qualified.

(e) Notify each Holder of Registrable Securities covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the Company’s becoming aware that the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and at the request of any such Holder, prepare, file with the SEC and furnish to such Holder a copy of an amended or supplemental prospectus (or a document incorporated by reference therein) as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such amended or supplemental prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(f) Cause all such Registrable Securities registered pursuant to this Agreement to be listed on any national securities exchange on which any shares of the Common Stock are then listed.

(g) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(h) In the case of an underwritten offering, enter into and perform its obligations under such customary agreements (including an underwriting agreement in customary form), which may include indemnification provisions in favor of underwriters and other persons in addition to, or in substitution for the provisions of Section 1.7 hereof, and take such other actions, as the underwriters reasonably request in order to expedite or facilitate the disposition of such Registrable Securities.

(i) In the case of an underwritten offering, make available for inspection by any managing underwriter, and by any attorney, accountant or other agent retained by any such underwriter, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company’s officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such Registration Statement.

(j) In the case of an underwritten offering, obtain for delivery to any underwriter participating therein, an opinion or opinions from counsel for the Company in customary form and in form, substance and scope reasonably satisfactory to the managing underwriters of such offering and their counsel.

(k) Use commercially reasonable efforts to prevent the issuance of any stop order suspending the effectiveness of any Registration Statement or of any order preventing or suspending the use of any preliminary prospectus relating to such Registration Statement, and, if any such order is issued, to obtain the withdrawal of any such order as soon as reasonably possible.

(l) Respond promptly to any comments received from the SEC and request acceleration of effectiveness promptly after it learns that the SEC will not review the Registration Statement or after it has confirmed that it has resolved all comments received from the SEC and that the SEC has no further comments on the Registration Statement.

(m) Promptly notify the Holders of Registrable Securities to be sold and confirm such notice in writing, (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (ii) of the receipt of any comments from the SEC to a Registration Statement or related prospectus, (iii) of any request by the SEC or any other federal or state governmental authority for amendments or supplements to a Registration Statement or related prospectus, (iv) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement, or of any order preventing or suspending the use of any preliminary prospectus relating to such Registration Statement, or the initiation of any proceedings for such purpose(s), (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, (vi) of the discovery of any event that makes any statement made in such Registration Statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in a Registration Statement, prospectus or any such document so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, in the case of the prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading and (vii) of the Company’s determination that a post-effective amendment to a Registration Statement would be appropriate.

(n) If requested by the managing underwriter or agent or any Holders of the Registrable Securities covered by the applicable Registration Statement, promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriter or agent or such Holder reasonably requests to be included therein, including with respect to the number of Registrable Securities being sold by such Holders to such underwriter or agent, the purchase price being paid therefor by such underwriter or agent and with respect to any other terms of the underwritten offering of the Registrable Securities to be sold in such offering; and make all required filings of such prospectus supplement or post-effective amendment as soon as reasonably practicable after being notified of the matters incorporated in such prospectus supplement or post-effective amendment.

(o) Cooperate with the Holders of Registrable Securities covered by a Registration Statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing securities sold under the Registration Statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or agent (if any) or such Holders may request.

(p) Cooperate with each seller of Registrable Securities and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the Financial Industry Regulatory Authority.

(q) Except at the request of the managing underwriters of an underwritten offering, not prepare or distribute, or authorize any other Person to prepare or distribute, any Free Writing Prospectus in connection with any such registration.

Each Holder shall be deemed to have agreed by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of the occurrence of any event of the kind described in clauses (iv) through (vii) of subsection (m) of this Section 1.4, such Holder will forthwith discontinue its disposition of the Registrable Securities pursuant to a Registration Statement relating thereto until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by subsection (e) of this Section 1.4 and, if so directed by the Company, will deliver to the Company all copies, other than permanent file copies, then in such Holder’s possession, of the prospectus relating to the Registrable Securities current at the time of receipt of such notice.

Notwithstanding anything to the contrary in this Section 1.4, at any time after the applicable Registration Statement has been declared effective by the SEC, the Company may delay the disclosure of material non-public information concerning the Company the disclosure of which at the time is not otherwise required by Law if, in the good faith opinion of the Company after consultation with its financial advisors and legal counsel, the immediate disclosure of such information would be seriously detrimental to the Company (a “Grace Period”); provided, that the Company shall promptly (i) notify the Holders in writing of the existence of material non-public information giving rise to a Grace Period and the date on which the Grace Period will begin, and (ii) notify the Holders in writing of the date on which the Grace Period ends; and, provided further, that (A) no Grace Period shall exceed thirty (30) consecutive days, (B) during any 365 day period such Grace Periods shall not exceed an aggregate of sixty (60) days and (C) the first day of any Grace Period must be at least five (5) days after the last day of any prior Grace Period. For purposes of determining the length of a Grace Period above, the Grace Period shall begin on and include the date the Holders receive the notice referred to in clause (i) and shall end on and include the later of the date the Holders receive the notice referred to in clause (ii) and the date referred to in such notice. The provisions of Section 1.4(e) hereof shall not be applicable during the period of any Grace Period. Upon expiration of the Grace Period, the Company shall again be bound by the provisions of Section 1.4(e) with respect to the information giving rise thereto unless such material non-public information is no longer applicable.

1.5 Furnish Information; Limitation of Obligations.

It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to the Registrable Securities of any selling Holder as to which a registration is being effected to furnish, and such Holder shall furnish, to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be reasonably required to effect the registration of such Holder’s Registrable Securities.

1.6 Expenses of Registrations.

Except for underwriting discounts and commissions and transfer taxes, all expenses incurred in connection with any registration pursuant to this Article 1, including all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and reasonable fees and disbursements of Designated Counsel for the participating Holders up to $25,000 for each filing of any Registration Statement, prospectus, amendment or supplement thereto pursuant to this Agreement, and up to a maximum of $50,000 in the aggregate (collectively, “Registration Expenses”), shall be borne by the Company.

1.7 Indemnification.

(a) To the fullest extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Securities Act) for such Holder, their respective affiliates and controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), and the partners, officers, directors members, representatives, agents and employees of each Holder (such Persons collectively, the “Holder Indemnified Parties”), against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, “Violations”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement, including any preliminary prospectus or final prospectus contained therein or any Free Writing Prospectus prepared by or on behalf of the Company in connection therewith, or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by a Registration Statement; and the Company will reimburse each such Holder Indemnified Party for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, that the indemnity agreement contained in this Section 1.7(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, nor shall the Company be liable in any such case to any Holder Indemnified Party for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished by such Holder Indemnified Party under an instrument duly executed by or on behalf of such Holder Indemnified Party expressly for use in connection with such registration. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Holder Indemnified Party and shall survive the transfer of the Registrable Securities thereby.

(b) To the extent permitted by law, each Holder shall, if securities of the Company held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, each underwriter and each other stockholder selling securities under such Registration Statement against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder under an instrument duly executed by such Holder expressly for use in connection with such registration; and each Holder shall reimburse any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this Section 1.7(b), in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such Violation; provided, that the indemnity agreement contained in this Section 1.7(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of such Holder, which consent shall not be unreasonably withheld; and provided further, that the liability of each Holder under this Section 1.7(b) shall be limited to an amount equal to the net proceeds actually received by such Holder in the registered offering out of which such liability arises, unless such liability arises out of or is based on willful misconduct by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.7 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.7, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party (or parties); provided, that the indemnified parties shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified parties by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified parties and the indemnifying party. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.7 to the extent so prejudiced, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.7.

(d) If the indemnification provided for in this Section 1.7 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that (i) in no event shall any contribution by a Holder that is a selling party under this Section 1.7(d) exceed the net proceeds from the offering received by such Holder, and (ii) no Person who is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) in connection with such offering shall be entitled to contribution from anyone who was not guilty of fraudulent misrepresentation in connection with such offering. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f) The obligations of the Company and Holders under this Section 1.7 shall survive the completion of any offering of Registrable Securities in a Registration Statement under Article 1 hereof and otherwise.

1.8 Rule 144 Reporting.

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC which may permit the sale of the Registrable Securities to the public without registration or pursuant to a registration on Form S-3, from the date hereof until [INSERT FIRST ANNIVERSARY OF THE CLOSING DATE], the Company agrees to use commercially reasonable efforts to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144;

(b) file with the SEC in a timely manner all annual reports on Form 10-K and quarterly reports on Form 10-Q required of the Company under the Exchange Act;

(c) keep its status as an issuer required to file reports under the Exchange Act;

(d) maintain its eligibility to register the Registrable Securities on a Form S-3 registration statement for resale by the Holders; and

(e) so long as a Holder owns any Registrable Securities, furnish to such Holder forthwith upon written request: (i) a written statement by the Company as to its compliance with the reporting requirements of Rule 144 and the Exchange Act; and (ii) a copy of the most recent annual or quarterly report of the Company.

1.9 Assignment of Registration Rights.

A Holder may assign any or all of its rights hereunder (but only with all related obligations) to any person or entity to whom the Holder may transfer or assign its Registrable Securities; provided, that: (i) the Company is, within ten (10) Business Days after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (ii) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement; and (iii) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Securities Act.

1.10 Additional Restrictions.

So long as this Agreement is in effect, each of the Holders of Registrable Securities agrees that during the 90-day period following the date any registration statement with respect to an underwritten public offering of equity securities of the Company becomes effective, such Holder will not request any other registration or effect any public sale or distribution (including any short sale or any transaction that would result in any other Person engaging in any public sale or distribution) of equity securities of the Company or any other security of the Company convertible, exchangeable or exercisable (directly or indirectly) for or into equity securities of the Company (other than pursuant to such registration statement), including pursuant to Rule 144 or in a transaction which would require registration under the Securities Act, unless the managing underwriter of such public offering otherwise agrees in writing. If (i) during the period that begins on the date that is 15 calendar days plus three Business Days before the last day of the 90-day period referred to in the immediately preceding sentence and ends on the last day of such 90-day period, the Company issues an earnings release or material news or a material event relating to the Company occurs, or (ii) prior to the expiration of such 90-day period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of such 90-day period, the restrictions imposed by this preceding sentence shall continue to apply until the expiration of the date that is 15 calendar days plus 3 Business Days after the date on which the issuance of the earnings release or material news or the material event occurs.

1.11 Confidential Information.

Each Holder of Registrable Securities agrees that any information obtained pursuant to this Agreement which the Company identifies to be proprietary to the Company or otherwise confidential will not be disclosed without the prior written consent of the Company. Notwithstanding the foregoing, each Holder of Registrable Securities may disclose such information, on a need to know basis, to its employees, accountants or attorneys (so long as each such person to whom confidential information is disclosed agrees to keep such information confidential, and such Holder shall be responsible for any breach of the confidentiality obligation by any such person) or to the extent required by applicable law, rule, regulation or court order. Each Holder of Registrable Securities further acknowledges, understands and agrees that any confidential information will not be utilized in connection with purchases and/or sales of the Company’s securities except in compliance with applicable state and federal antifraud statutes.

1.12 Termination of Registration Rights.

No Holder shall be entitled to exercise any right provided for in Article 1 hereof after such time at which all Registrable Securities held by such Holder (and any affiliate of the Holder or other Person with whom such Holder must aggregate sales under Rule 144 of the Securities Act) can be sold without restriction (including volume and manner-of-sale restrictions but excluding any current public information requirement) on a single day without registration in compliance with Rule 144 under the Securities Act (or any similar provision then in effect).

2. Miscellaneous.

2.1 Successors and Assigns.

This Agreement will be binding upon and will inure to the benefit of the signatories hereto and their respective successors and permitted assigns (including transferees of any Registrable Securities), and, to the extent provided in Section 1.7, each indemnified party pursuant to Section 1.7. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns, or, to the extent provided in Section 1.7, any indemnified party pursuant to Section 1.7, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

2.2 Governing Law; Jurisdiction; Jury Trial.

All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal Laws of the State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other jurisdiction) that would cause the application of the Laws of any jurisdiction other than the State of Illinois. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the County of Cook, State of Illinois, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

2.3 Counterparts.

This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party. In the event that any signature to this Agreement or any amendment hereto is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. No party hereto shall raise the use of a facsimile machine or e-mail delivery of a “.pdf” format data file to deliver a signature to this Agreement or any amendment hereto or the fact that such signature was transmitted or communicated through the use of a facsimile machine or e-mail delivery of a “.pdf” format data file as a defense to the formation or enforceability of a contract, and each party hereto forever waives any such defense.

2.4 Notices.

Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses and facsimile numbers for such communications shall be:

If to the Company:

Taylor Capital Group, Inc.

9550 West Higgins Road

Rosemont, Illinois 60018

Facsimile: (847) 653-7890

Attention: General Counsel

If to a Holder, to its address and facsimile number set forth on Exhibit A attached hereto, with a copy to such Holder’s counsel as set forth on Exhibit A attached hereto or to such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or deposit with an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

2.5 Amendments and Waivers.

Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities and the Company. Notwithstanding the foregoing, any amendment or waiver that would affect in any material respect the rights hereunder of any Holder in a manner that is not equivalent to the affect on the rights hereunder of the other Holders of the same type(s) of Registrable Securities as such Holder shall require the consent of such Holder (it being understood and agreed that the application of any provision of this Agreement (other than this Section 2.5) in accordance with its terms shall not be deemed an amendment or waiver for purposes of this provision).

2.6 Other Agreements.

Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, enter into any agreement with respect to its securities that (a) would have the effect of impairing the rights granted to the Holders in this Agreement, or (b) otherwise conflicts with the provisions hereof.

2.7 Specific Performance.

The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Transactions, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party’s obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

2.8 Severability.

The illegality or partial illegality of any of this Agreement, or any provision hereof, will not affect the validity of the remainder of this Agreement, or any provision hereof, and the illegality or partial illegality of this Agreement will not affect the validity of this Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes this Agreement to no longer contain all of the material provisions reasonably expected by the parties to be contained therein.

2.9 Rules of Construction.

(a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference will be to an Article or Section or Exhibit or

Schedule to this Agreement unless otherwise indicated. Whenever the words “include,” “includes” or “including” are used in this Agreement, they will be deemed to be followed by the words “without limitation.” Unless the context otherwise requires, (i) “or” is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, and (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require. This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, that would violate any applicable Law.

(b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

2.10 Independent Nature. The decision of each Holder to enter into this Agreement has been made by such Holder independently of each other Holder. Nothing contained herein, and no action taken by any Holder pursuant hereto, shall be deemed to constitute the Holders as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Holders are in any way acting in concert or as a group. Each Holder confirms that it has independently participated in the review, negotiation and entry into this Agreement with the advice of its own counsel and advisors. The Company has elected to provide all Holders with the same terms and Agreement for the convenience of the Company and not because it was required or requested to do so by the Holders. Each Holder shall be entitled to independently protect and enforce its rights arising out of, and subject to the terms and conditions of, this Agreement.

2.11 Entire Agreement.

This Agreement constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Company and each Holder have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

TAYLOR CAPITAL GROUP, INC.

By:
Name: Mark A. Hoppe
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement – Taylor Capital Group, Inc.]

TAYLOR CAPITAL GROUP, INC.

REGISTRATION RIGHTS AGREEMENT

Signature Page for Individual and Joint Accounts

NAME OF INDIVIDUAL(S): please print

1.

Joint Tenant/Tenant in Common	Signature:

(if applicable):	Date:

2.
Signature:

ADDRESS:	Date:

Mailing:	PHONE, FAX AND EMAIL:

Phone:

Fax:

Email:

UNITED STATES SOCIAL SECURITY NUMBER (IF APPLICABLE):

SSN 1.

SSN 2.

TYPE OF OWNERSHIP:

Individual	Joint Tenants with Right of Survivorship

Tenants In Common	Community Property (check only if a resident of a Community Property State)

[Signature Page to Registration Rights Agreement –

Holders –Individual and Joint Accounts]

TAYLOR CAPITAL GROUP, INC.

REGISTRATION RIGHTS AGREEMENT

Signature Page for Individual Retirement Accounts (IRA)

NAME OF INDIVIDUAL: please print

1.	Signature:
Date:

CUSTODIAN INFORMATION:

Registration Name:

Address:

U. S. Tax ID (if applicable):

Phone:

Fax:

Email:

CUSTODIAN’S SIGNATURE:

INDIVIDUAL’S ADDRESS:	PHONE, FAX AND EMAIL:

Phone:

Fax:

Email:

[Signature Page to Registration Rights Agreement –

Holders – IRAs]

TAYLOR CAPITAL GROUP, INC.

REGISTRATION RIGHTS AGREEMENT

Signature Page for Entities

Form of Organization (check one):

Partnership

Corporation

Limited Liability Company

Trust

Bank

Full Name of Buyer:

Tax ID:

Address:

Phone:

Fax:

Email:

The undersigned warrants that he/she/it has full power and authority to execute this Agreement on behalf of the above entity, and an investment in the Company is not prohibited by the governing documents of the entity or by any law applicable to such entity.

Entity Name:

By:
(Signature)

(Signer’s Printed Name)

Its:

Date:

[Signature Page to Registration Rights Agreement –

Holders – Entities]

Exhibit A

Holders

List of Holders to be attached prior to closing of the offering.

A-1

EXHIBIT F

FORM OF COMPANY COUNSEL OPINION – PREFERRED BUYERS

Counsel to the Company shall issue a legal opinion addressed to the Preferred Buyers, subject to customary and appropriate assumptions and qualifications, as to the matters below. These assumptions and qualifications will include a qualification that no opinion is being rendered with respect to any of the Bank Regulatory Approvals. All capitalized terms not otherwise defined in such legal opinion shall have the meanings set forth in that certain Securities Purchase Agreement, dated as of May 21, 2010, by and among the Company and the Buyers (the “Securities Purchase Agreement”).

1.	Each of the Company and the Bank (i) is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation or organization, (ii) based solely on examination of good standing certificates in applicable jurisdictions, is qualified to conduct business and is in good standing as a foreign corporation or organization in the jurisdictions listed opposite its name on Annex A hereto, and (iii) has the power and authority to own or lease its properties and conduct its business as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

2.	The Company has the requisite corporate power and authority to enter into and perform its obligations under the Securities Purchase Agreement and the Series C Registration Rights Agreement (the “Transaction Documents”).

3.	The Transaction Documents have been duly authorized, executed and delivered by the Company and are enforceable against the Company in accordance with their respective terms.

4.	The Certificate of Designations of the Series C Preferred has been duly authorized, executed and filed with the Secretary of State of the State of Delaware by the Company.

5.	The execution and delivery of the Securities Purchase Agreement and the other Transaction Documents by the Company and the performance by the Company of its obligations thereunder, including, without limitation the issuance of the Preferred Shares and the Conversion Shares, do not (A) violate the Third Amended and Restated Certificate of Incorporation of the Company or the Bylaws or the Organizational Documents of any of the Subsidiaries, (B) except as otherwise disclosed in the Securities Purchase Agreement, result in a breach of, or constitute (with or without due notice or lapse of time or both) a default under, any of the contracts and instruments identified on Annex B hereto, in the respective forms provided to such counsel prior to the date of such opinion (the “Specified Contracts”), or (C) violate the General Corporation Law of the State of Delaware or any U.S. federal or Illinois law, governmental rule or regulation that (i) is customarily covered by third-party legal opinions, and (ii) Illinois lawyers exercising customary diligence would reasonably recognize as being applicable to the Transactions.

F-1

6.	Except as set forth on Schedule 3(f)(iii) to the Securities Purchase Agreement or otherwise expressly contemplated by any of the Transaction Documents, to our knowledge, no consent, approval, order or authorization of, or registration, declaration or filing with, any governmental authority under the General Corporation Law of the State of Delaware or U.S. federal or Illinois law is required for the execution and delivery by the Company of the Transaction Documents or for the consummation of the Transactions.

7.	The shares of Series C Preferred issuable pursuant to the Securities Purchase Agreement are duly authorized and, upon issuance and delivery pursuant to the Securities Purchase Agreement, will be validly issued, fully paid and nonassessable.

8.	As of the Closing Date, the authorized capital stock of the Company consists of: (A) 45,000,000 shares of Common Stock, and (B) 10,000,000 shares of preferred stock, of which (i) 2,400,000 shares are designated as 8.0% Non-Cumulative Convertible Perpetual Preferred Stock, Series A, (ii) 104,283 shares are designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series B, and (iii) 1,500,000 shares are designated as 8.0% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C.

9.	3,053,745 shares of Common Stock have been duly authorized and reserved for issuance as Conversion Shares. Upon issuance and delivery on conversion of the Preferred Shares in accordance with the Series C Certificate of Designations, the Conversion Shares will be validly issued, fully paid and nonassessable.

10.	Subject to the accuracy of the Preferred Buyers’ representations in Section 2 of the Securities Purchase Agreement, the offer and sale of the Preferred Shares by the Company to the Preferred Buyers pursuant to the Securities Purchase Agreement are exempt from registration under the Securities Act and the Illinois Securities Law of 1953.

Such counsel shall also confirm to the Preferred Buyers that, based solely on a review of such firm’s litigation docket and an officer’s certificate, to such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Company is a party that seek to effect the enforceability of the Transaction Documents.

F-2

EXHIBIT G

FORM OF COMPANY COUNSEL OPINION – SUBDEBT BUYERS

Counsel to the Company shall issue a legal opinion addressed to the Subdebt Buyers, subject to customary and appropriate assumptions and qualifications, as to the matters below. These assumptions and qualifications will include a qualification that no opinion is being rendered with respect to any of the Bank Regulatory Approvals. All capitalized terms not otherwise defined in such legal opinion shall have the meanings set forth in that certain Securities Purchase Agreement, dated as of May 21, 2010, by and among the Company and the Buyers (the “Securities Purchase Agreement”).

1.	Each of the Company and the Bank (i) is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation or organization, (ii) based solely on examination of good standing certificates in applicable jurisdictions, is qualified to conduct business and is in good standing as a foreign corporation or organization in the jurisdictions listed opposite its name on Annex A hereto, and (iii) has the power and authority to own or lease its properties and conduct its business as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

2.	The Company has the requisite corporate power and authority to enter into and perform its obligations under the Securities Purchase Agreement, the Notes and the Warrants (the “Transaction Documents”).

3.	The Transaction Documents have been duly authorized, executed and delivered by the Company and are enforceable against the Company in accordance with their respective terms.

4.	The execution and delivery of the Securities Purchase Agreement and the other Transaction Documents by the Company and the performance by the Company of its obligations thereunder, including, without limitation the issuance of the Notes, the Warrants and the Warrant Shares, do not (A) violate the Third Amended and Restated Certificate of Incorporation of the Company or the Bylaws or the Organizational Documents of any of the Subsidiaries, (B) except as otherwise disclosed in the Securities Purchase Agreement, result in a breach of, or constitute (with or without due notice or lapse of time or both) a default under, any of the contracts and instruments identified on Annex B hereto, in the respective forms provided to such counsel prior to the date of such opinion (the “Specified Contracts”), or (C) violate the General Corporation Law of the State of Delaware or any U.S. federal or Illinois law, governmental rule or regulation that (i) is customarily covered by third-party legal opinions, and (ii) Illinois lawyers exercising customary diligence would reasonably recognize as being applicable to the Transactions.

5.

Except as set forth on Schedule 3(f)(iii) to the Securities Purchase Agreement or otherwise expressly contemplated by any of the Transaction Documents, to our knowledge, no consent, approval, order or authorization of, or registration, declaration or

G-1

filing with, any governmental authority under the General Corporation Law of the State of Delaware or U.S. federal or Illinois law is required for the execution and delivery by the Company of the Transaction Documents or for the consummation of the Transactions.

6.	As of the Closing Date, the authorized capital stock of the Company consists of: (A) 45,000,000 shares of Common Stock, and (B) 10,000,000 shares of preferred stock, of which (i) 2,400,000 shares are designated as 8.0% Non-Cumulative Convertible Perpetual Preferred Stock, Series A, (ii) 104,283 shares are designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series B, and (iii) 1,500,000 shares are designated as 8.0% Non-Cumulative, Convertible Perpetual Preferred Stock, Series C.

7.	937,500 shares of Common Stock have been duly authorized and reserved for issuance as Warrant Shares. Upon issuance and delivery on exercise of the Warrants in accordance with the Warrants, the Warrant Shares will be validly issued, fully paid and nonassessable.

8.	Subject to the accuracy of the Subdebt Buyers’ representations in Section 2 of the Securities Purchase Agreement, the offer and sale of the Notes and the Warrants by the Company to the Subdebt Buyers pursuant to the Securities Purchase Agreement are exempt from registration under the Securities Act and the Illinois Securities Law of 1953.

Such counsel shall also confirm to the Subdebt Buyers that, based solely on a review of such firm’s litigation docket and an officer’s certificate, to such counsel’s knowledge, there are no legal or governmental proceedings pending to which the Company is a party that seek to effect the enforceability of the Transaction Documents.

G-2

Schedule of Preferred Buyers

	Preferred Buyer	Investment	Number of Preferred Shares
1	Jennifer W. Steans, Trustee of the Jennifer W. Steans 2000 Trust	$281,250	11,250
2	James P. Kastenholz 2000 Trust	$93,750	3,750
3	Nicholas J. Kastenholz Minor's Trust	$100,000	4,000
4	Jennifer W. Steans 1999 Descendants Trust	$19,000	760
5	Heather A. Steans 2001 Trust	$375,000	15,000
6	Heather A. Steans 1999 Descendants Trust	$19,000	760
7	Robin M. Steans, Trustee of the Robin M. Steans Revocable Trust	$187,500	7,500
8	Leonard A. Gail, Trustee of the Leonard A. Gail Revocable Trust	$187,500	7,500
9	Robin M. Steans 1999 Descendant's Trust	$19,000	760
10	Steans 1996 Family Trust	$500,000	20,000
11	Harold M. Morrison Trust, Harold M. Morrison, Trustee	$187,500	7,500
12	Helen H. Morrison, Trustee of the Helen H. Morrison 2002 Trust	$468,750	18,750
13	Lois L. Morrison, Trustee of the Lois L. Morrison 1999 Trust	$200,000	8,000
14	Justin W. Daab 2003 Trust	$50,000	2,000
15	Margot M. Brinley, Trustee of the Margot M. Morrison 1999 Trust	$187,500	7,500
16	Amy M. Heinrich, Trustee of the Amy M. Heinrich 2000 Trust	$187,500	7,500
17	Foursquare Investments, LLC	$506,250	20,250
18	Thomas B. Hunter III Self-Declaration of Revocable Trust, Thomas B. Hunter, III Trustee	$1,575,000	63,000
19	Thomas B. Hunter IV, Trustee of the Thomas B. Hunter IV Revocable Trust	$187,500	7,500
20	Willard M. Hunter, Trustee of the Willard M. Hunter 2002 Revocable Trust	$112,500	4,500
21	George P. Bauer Revocable Trust	$1,250,000	50,000
22	David M. Gervase	$25,000	1,000
23	Patricia A. Fosmoe	$32,000	1,280
24	Nicholas W. Sayers	$10,000	400
25	SIP of Illinois Limited Partnership	$125,000	5,000
26	Marion C. Zehner	$5,000	200
27	Raymond L. Rusnak, Jr. Trust Dated April 30, 2009	$25,000	1,000
28	Ernsteen of Boynton Beach LP	$375,000	15,000
29	Robert F. Barnett, III, 1997 Trust, Robert F. Barnett, III, Trustee	$125,000	5,000
30	Elizabeth M. Barnett Living Trust Dtd 12-13-95	$125,000	5,000
31	Michael Family Thrush, L.P.	$50,000	2,000
32	Jeffrey S. Elowe Special Trust, Michael L. Elowe, Trustee	$5,000	200
33	Siena Capital Partners I, LP	$500,000	20,000
34	John R. and Mary S. Willis	$63,000	2,520

35	Avy H. Stein	$63,000	2,520
36	Leisure Investments, LLC	$63,000	2,520
37	Harrington Bischof	$250,000	10,000
38	Prairie Capital IV, L.P.	$4,281,500	171,260
39	Prairie Capital IV QP L.P.	$4,281,500	171,260
40	Michael Hara Revocable Trust	$250,000	10,000
41	The Michael G. Hara Children's Gift Trust	$250,000	10,000
42	David Olson	$125,000	5,000
43	Harrison I. Steans, Trustee of Harrison I. Steans Self-Declaration of Revocable Trust	$3,815,000	152,600
44	Thomas B. Hunter IV, IRA	$50,000	2,000
45	Bruce W. Taylor Revocable Trust Dated 4/10/84	$400,000	16,000
46	Julie K. Boyer, IRA	$25,000	1,000
47	Kimberly A. Parks, IRA	$10,000	400
48	Marion C. Zehner, IRA	$13,000	520
49	Martin A. Jahn, Rollover IRA	$50,000	2,000
50	Templeton Associates Defined Benefit Plan	$110,000	4,400
51	Alan L. Clark, IRA	$30,000	1,200
52	Nancy Dusevic Clark, Custodian Zachary D. Clark UTMA IL	$10,000	400
53	Alan L. Clark, Custodian Peter L. Clark UTMA IL	$10,000	400
54	Randall Conte, IRA	$100,000	4,000
55	Sally Fansler	$50,000	2,000
56	Christopher Foltman, IRA	$50,000	2,000
57	Lisa M. Gibbs Trust, Dated 11-13-06	$50,000	2,000
58	Ronald M. Golden and Sheri L. Golden	$50,000	2,000
59	Jim Hamilton	$75,000	3,000
60	Mark A. Hoppe	$500,000	20,000
61	David J. Ide, Rollover IRA	$135,000	5,400
62	Nancy Karasek and Edward A. Karasek	$13,000	520
63	Jeremiah J. Kelliher	$100,000	4,000
64	John J. Kolbus and Michelle Kolbus	$25,000	1,000
65	John J. Kolbus, IRA	$25,000	1,000
66	Paul W. Kogol	$50,000	2,000
67	John J. Lynch, Jr. Declaration of Trust Dated 2/18/1982	$1,000,000	40,000
68	Michael J. Morton, Rollover IRA	$25,000	1,000
69	Clio C. Mulryne	$30,000	1,200
70	William A Newman Recovable Trust Dated 12/10/01 - William A. Newman Trustee	$375,000	15,000
71	John O'Sullivan and Katherine O'Sullivan Living Trust	$50,000	2,000
72	John Parsinen	$25,000	1,000
73	Jacquelyn E. Parsinen	$25,000	1,000
74	Mark R. Ptacek and Patricia G. Ptacek	$80,000	3,200
75	Ptacek Irrevocable Trust	$20,000	800
76	Jonathan Rothstein and Sandra Thebault-Rothstein	$50,000	2,000
77	Lawrence G. Ryan	$250,000	10,000
78	Thomas W. Ryan, IRA	$50,000	2,000
79	Michael D. Smith, IRA	$150,000	6,000
80	William A. Stapel, IRA	$100,000	4,000
81	Patrick and Megan Stoltz	$50,000	2,000
82	Patrick and Megan Stoltz, IRA	$25,000	1,000
83	Maria Tabrizi and Dominic Tabrizi	$25,000	1,000

84	Thomas C. Wallace and Kerri S. Wallace	$50,000	2,000
85	Linda Weber, IRA	$25,000	1,000
86	Terry M. Rozdolsky	$500,000	20,000
87	Lanigan Holdings LLC	$950,000	38,000
88	Irving Barr Living Trust, dated January 24, 2008	$500,000	20,000
89	Aronberg Goldgehn Davis & Gramisa Retirement Plan & Trust f/b/o Ned S. Robertson	$13,000	520
90	Joe Rossi	$50,000	2,000
91	Tinberg Asset Management LLC	$500,000	20,000
92	Border Plains, LLC	$5,000,000	200,000
93	Peter Ziegler	$125,000	5,000
94	Steve P. Kent and Ruth E. Kent	$250,000	10,000
95	Binker of Fifth Avenue LLC	$125,000	5,000
96	First Matthew Partners, LP	$125,000	5,000
97	Lifewise Family Financial Security Inc.	$500,000	20,000
98	Richard M. Rieser Jr.	$250,000	10,000
99	Stieven Finacial Offshore Investment, Ltd.	$144,425	5,777
100	Stieven Financial Investors, LP	$855,575	34,223
101	Charles E. Brinley 2003 Trust	$187,500	7,500
102	MTL Family Investments, LLC	$500,000	20,000
103	William P. Lanigan 1999 Trust	$300,000	12,000
104	Patricia Lanigan	$100,000	4,000
105	Catherine Lanigan	$100,000	4,000
106	Daniel P. Lanigan 1998 Trust	$50,000	2,000
107	John J. Lanigan, JR. 200 Trust	$500,000	20,000

	TOTAL	$37,500,000	1,500,000

Schedule of Subdebt Buyers

	Sub Debt Buyer	Principal Amount of Notes	Number of Warrant Shares
1	Jennifer W. Steans, Trustee of the Jennifer W. Steans 2000 Trust	$281,000	7,025
2	James P. Kastenholz 2000 Trust	$94,000	2,350
3	Nicholas J. Kastenholz Minor’s Trust	$100,000	2,500
4	Jennifer W. Steans 1999 Descendants Trust	$19,000	475
5	Heather A. Steans 2001 Trust	$375,000	9,375
6	Heather A. Steans 1999 Descendants Trust	$19,000	475
7	Robin M. Steans, Trustee of the Robin M. Steans Revocable Trust	$188,000	4,700
8	Leonard A. Gail, Trustee of the Leonard A. Gail Revocable Trust	$187,000	4,675
9	Robin M. Steans 1999 Descendant’s Trust	$19,000	475
10	Steans 1996 Family Trust	$500,000	12,500
11	Harold M. Morrison Trust, Harold M. Morrison, Trustee	$441,000	11,025
12	Adeline S. Morrison, Trustee of the Adeline S. Morrison Trust	$254,000	6,350
13	Helen H. Morrison, Trustee of the Helen H. Morrison 2002 Trust	$281,000	7,025
14	Lois L. Morrison, Trustee of the Lois L. Morrison 1999 Trust	$12,000	300
15	Justin W. Daab 2003 Trust	$50,000	1,250
16	Margot M. Brinley, Trustee of the Margot M. Morrison 1999 Trust	$187,000	4,675
17	Harold M. and Adeline S. Morrison Family Foundation	$750,000	18,750
18	Thomas B. Hunter III Self-Declaration of Revocable Trust, Thomas B. Hunter, III Trustee	$875,000	21,875
19	Hunter Family Foundation	$1,000,000	25,000
20	The Bauer Foundation	$1,250,000	31,250
21	Dolores G. Gervase	$25,000	625
22	Patricia A. Fosmoe	$32,000	800
23	Nicholas W. Sayers	$10,000	250
24	SIP of Illinois Limited Partnership	$125,000	3,125
25	Marion C. Zehner	$5,000	125
26	Raymond L. Rusnak, Jr. Trust Dated April 30, 2009	$25,000	625
27	Ernsteen of Boynton Beach LP	$375,000	9,375
28	Robert F. Barnett, III, 1997 Trust, Robert F. Barnett, III, Trustee	$125,000	3,125
29	Elizabeth M. Barnett Living Trust Dtd 12-13-95	$125,000	3,125
30	Michael Family Thrush, L.P.	$50,000	1,250
31	Jeffrey S. Elowe Special Trust, Michael L. Elowe, Trustee	$5,000	125
32	Siena Capital Partners I, LP	$500,000	12,500
33	John R. and Mary S. Willis	$62,000	1,550
34	Avy H. Stein	$62,000	1,550
35	Leisure Investments, LLC	$62,000	1,550
36	Prairie Capital IV, L.P.	$1,781,000	44,525
37	Prairie Capital IV QP L.P.	$1,781,000	44,525
38	Michael Hara Revocable Trust	$250,000	6,250
39	The Michael G. Hara Children’s Gift Trust	$250,000	6,250
40	David Olson	$125,000	3,125

	Sub Debt Buyer	Principal Amount of Notes	Number of Warrant Shares
41	Harrison I. Steans, Trustee of Harrison I. Steans Self-Declaration of Revocable Trust	$2,684,000	67,100
42	Thomas B. Hunter IV, IRA	$50,000	1,250
43	Julie K. Boyer, IRA	$25,000	625
44	Kimberly A. Parks, IRA	$10,000	250
45	Marion C. Zehner, IRA	$13,000	325
46	Martin A. Jahn, Rollover IRA	$50,000	1,250
47	Templeton Associates Defined Benefit Plan	$110,000	2,750
48	Jim Hamilton	$75,000	1,875
49	Nancy Karasek and Edward A. Karasek	$13,000	325
50	Paul W. Kogol	$50,000	1,250
51	John Parsinen	$25,000	625
52	Jacquelyn E. Parsinen	$25,000	625
53	Linda Weber, IRA	$25,000	625
54	Terry M. Rozdolsky	$500,000	12,500
55	Lanigan Holdings LLC	$950,000	23,750
56	Irving Barr Living Trust, dated January 24, 2008	$500,000	12,500
57	Aronberg Goldgehn Davis & Gramisa Retirement Plan & Trust f/b/o Ned S. Robertson	$13,000	325
58	Joe Rossi	$50,000	1,250
59	Border Plains, LLC	$5,000,000	125,000
60	Peter Ziegler	$125,000	3,125
61	Ruth E. Kent	$50,000	1,250
62	Steve P. Kent	$200,000	5,000
63	Binker of Fifth Avenue LLC	$125,000	3,125
64	First Matthew Partners, LP	$125,000	3,125
65	Lifewise Family Financial Security Inc.	$500,000	12,500
66	Old Republic Financial Investors Inc.	$10,000,000	250,000
67	Aguila Ltd.	$2,000,000	50,000
68	MTL Family Investments, LLC	$500,000	12,500
69	William P. Lanigan 1999 Trust	$300,000	7,500
70	Patricia Lanigan	$100,000	2,500
71	Catherine Lanigan	$100,000	2,500
72	Daniel P. Lanigan 1998 Trust	$50,000	1,250
73	John J. Lanigan, JR. 200 Trust	$500,000	12,500

	TOTAL	$37,500,000	937,500